CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Life Storage LP 2.200% Senior Notes due 2030	$400,000,000	99.524%	$398,096,000	$51,672.86

Life Storage, Inc. Guarantee of 2.200% Senior Notes due 2030	(2)	(2)	(2)	(2)

(1)

Calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act of 1933, as amended, or the Act. The total registration fee due for this offering is $51,672.86. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement on Form S-3 (File No. 333-225620 and 333-225620-01) in accordance with Rules 456(b) and 457(r) under the Act.

(2)	No separate consideration will be received for the guarantee. Pursuant to Rule 457(n) under the Act, no separate fee is payable with respect to the guarantee being registered hereby.

Filed Pursuant to Rule 424(b)(2)
Registration File No. 333-225620 and 333-225620-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 14, 2018)

$400,000,000

LIFE STORAGE LP

2.200% Senior Notes due 2030

Fully and Unconditionally Guaranteed by Life Storage, Inc.

Life Storage LP is offering $400,000,000 of its 2.200% senior notes due 2030.

The notes will bear interest at a rate of 2.200% per year. Interest on the notes is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2021. The notes will mature on October 15, 2030.

We may redeem some or all of the notes at any time and from time to time prior to maturity at the applicable redemption price discussed in this prospectus supplement under the heading “Description of Notes — Redemption of the Notes at the Option of the Operating Partnership.”

The notes will be unsecured and will rank equally in right of payment with all of the other unsecured, unsubordinated indebtedness of Life Storage LP from time to time outstanding. Life Storage, Inc., the owner of a 99.5% economic interest in Life Storage LP and the sole owner of Life Storage Holdings, Inc., the sole general partner of Life Storage LP, will guarantee payment of the principal and interest on the notes. The guarantee of the notes will be an unsecured and unsubordinated obligation of Life Storage, Inc. Life Storage, Inc. has no material assets other than its investment in Life Storage LP.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in our other filings with the Securities and Exchange Commission which are incorporated by reference in this prospectus supplement and in the accompanying prospectus.

	Per Note	Total
Public offering price(1)	99.524%	$398,096,000
Underwriting discount	0.650%	$2,600,000
Proceeds, before expenses, to Life Storage LP(1)	98.874%	$395,496,000

(1)	Plus accrued interest, if any, from September 23, 2020 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear system, against payment on or about September 23, 2020.

Joint Book-Running Managers

Wells Fargo Securities	US Bancorp	Jefferies	Truist Securities

Co-Managers

Citigroup	HSBC	M&T Securities

The date of this prospectus supplement is September 9, 2020.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us. Neither we nor the underwriters have authorized any other person to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us. We and the underwriters are offering to sell and are seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us and the information we have previously filed with the Securities and Exchange Commission that we incorporate by reference is accurate only as of the date such information is presented regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of securities. Our business, results of operations, financial condition and prospects may have changed since those respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The shelf registration statement was declared automatically effective by the SEC upon filing on June 14, 2018. Under the shelf registration statement, we may offer and sell an unlimited amount of the securities described in the accompanying prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, the securities being offered and other information you should know before investing. This prospectus supplement may also add, update and change information contained in the accompanying prospectus. To the extent that any statement that we make or incorporate by reference in this prospectus supplement is inconsistent with the statements made or incorporated by reference in the accompanying prospectus, the statements made or incorporated by reference in the accompanying prospectus are deemed modified or superseded by the statements made or incorporated by reference in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement before investing in our securities.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. Unless the context indicates otherwise, references in this prospectus supplement to the “Operating Partnership” refer to Life Storage LP, the issuer of the notes; references to “Life Storage, Inc.,” “Life Storage,” “we,” “our” and “us” refer to Life Storage, Inc. and its subsidiaries, including the Operating Partnership, and Life Storage Holdings, Inc., the general partner of the Operating Partnership.

Company and Operating Partnership Overview

We are a self-administered and self-managed real estate investment trust (“REIT”) that acquires, owns and manages self-storage properties. At June 30, 2020, we held ownership interests in, and/or managed 880 properties consisting of approximately 64.1 million net rentable square feet, situated in 29 states and Ontario, Canada. Among our 880 self-storage properties are 122 properties that we manage for unconsolidated joint ventures and 195 properties that we manage and have no ownership interest.

All of our assets are owned by, and our operations are conducted through, the Operating Partnership. In total, we own a 99.5% economic interest in the Operating Partnership and unaffiliated third parties own collectively a 0.5% limited partnership interest at June 30, 2020. We believe that this structure, commonly known as an umbrella partnership real estate investment trust, facilitates our ability to acquire properties by using units of the Operating Partnership as currency. By utilizing interests in the Operating Partnership as currency in property acquisitions, we may partially defer the seller’s income tax liability which in turn may allow us to obtain more favorable pricing.

Our principal corporate offices are located at 6467 Main Street, Williamsville, New York 14221, and our telephone number is (716) 633-1850. We maintain a web site that contains information about us at www.lifestorage.com. The information included on our web site is not, and should not be considered as, a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

We continue to closely monitor the impact of the COVID-19 global health crisis on our business. While we have begun to reinstitute our auction process and tenant rate increase program in the second half of 2020, we are unable to predict the full magnitude and duration of the impact that the COVID-19 global health crisis will have on our business. Same store occupancy at August 31, 2020 was 93.0% compared to 90.5% at August 31, 2019. Had auction processes not been curtailed due to the COVID-19 global health crisis, same store occupancy would have been approximately 92.4% at August 31, 2020. Same store move-ins were 11% higher in August 2020 than in August 2019, while same store move-outs were 7% lower during the same time period. The COVID-19 global health crisis continues to affect our operations into the third quarter of 2020 and may continue to do so indefinitely thereafter.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The sections entitled “Description of Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus contain a more detailed description of the terms and conditions of the notes and the indenture governing the notes.

Issuer

Life Storage LP

Guarantor	Life Storage, Inc.

Securities Offered	$400,000,000 principal amount of 2.200% Senior Notes due 2030.

Maturity Date	The notes will mature on October 15, 2030.

Interest	The notes will bear interest at a rate of 2.200% per annum. Interest will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2021. Interest will accrue from, and including, September 23, 2020.

Optional Redemption	We may redeem the notes, in whole or in part, at any time prior to maturity at the applicable price specified herein. If the notes are redeemed before July 15, 2030 (90 days prior to their maturity date) (the “Par Call Date”), the redemption price will equal the greater of: (i) 100% of the principal amount of the notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any accrued and unpaid interest), assuming that such notes matured on the Par Call Date, discounted to the redemption date on a semi-annual basis at the applicable Adjusted Treasury Rate (defined below) plus 25 basis points; plus accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the redemption date. If the notes are redeemed on or after the Par Call Date, the redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

See “Description of Notes — Redemption of the Notes at the Option of the Operating Partnership” in this prospectus supplement.

Ranking	The notes and the guarantee will be the Operating Partnership’s and Life Storage, Inc.’s senior unsecured obligations and will rank equally in right of payment with all of such entities’ existing and future senior unsecured, unsubordinated indebtedness. The notes and the guarantee, however, will be effectively subordinated to the Operating Partnership’s and Life Storage Inc.’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and the liabilities and other indebtedness of the consolidated subsidiaries of the Operating Partnership. See “Risk Factors — The effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee”.

Guarantee	Life Storage, Inc. will fully and unconditionally guarantee payment of principal of, and premium, if any, and interest on the notes. The guarantee will be an unsecured and unsubordinated obligation of Life Storage, Inc., however it has no material assets other than its investment in the Operating Partnership.

Certain Covenants	Under the indenture, we have agreed to certain restrictions on our ability to incur debt and to enter into certain transactions. See “Description of Notes — Certain Covenants” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Form and Denominations	We will issue the notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). You will hold beneficial interests in the notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest on their books. Except under limited circumstances, we will not issue certificated notes.

Use of Proceeds

We estimate that the net proceeds from the sale of the notes in this offering will be approximately $394.5 million after deducting the underwriting discount and our estimated transaction expenses relating to this offering and payable by us. We intend to use the net proceeds from this offering of notes to pay in full our $100 million unsecured term note maturing August 5, 2021, along with accrued interest and prepayment fees related thereto estimated to be approximately $5 million and amounts outstanding on our unsecured line of credit which matures on March 10, 2023, with the balance being used for future acquisitions of self storage properties, including from third parties and/or our joint ventures, and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Market for Notes	The notes are a new issue of securities with no established trading market. An active or liquid market may not develop for the notes or, if developed, may not be maintained.

No Listing	We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated quotation system.

Tax Consequences	Certain federal income tax considerations of purchasing, owning and disposing of the notes are summarized under the headings “Additional Federal Tax Considerations” in this prospectus supplement and “Federal Income Tax Considerations” in the accompanying prospectus.

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequently filed periodic reports, to read about certain risks you should consider before making an investment in our notes.

RISK FACTORS

An investment in the notes involves a high degree of risk. In consultation with your own financial and legal advisers, you should consider carefully, among other matters, the factors set forth below as well as the risk factors beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2019, beginning on page 36 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and any subsequently filed periodic reports that are incorporated by reference in this prospectus supplement or the accompanying prospectus before deciding whether an investment in the notes is suitable for you. To the extent the COVID-19 pandemic adversely affects our business, operations, financial condition and operating results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section (including those described in the periodic reports, which are incorporated by reference in this prospectus supplement), such as those relating to our level of indebtedness, our need to generate sufficient cash flows to service our indebtedness, and our ability to comply with the covenants contained in the agreements that govern our indebtedness. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations. These risks could materially adversely affect, among other things, our business, financial condition or results of operations.

Risks Related to the Notes

The effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee.

Both the notes and the guarantee will be unsecured and therefore will be effectively subordinated to our and Life Storage, Inc.’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The holders of our secured debt may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes and the guarantee. The holders of our secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. The notes effectively will also be subordinated to the indebtedness and other liabilities of the consolidated subsidiaries of the Operating Partnership because creditors of any of our subsidiaries will generally be entitled to payment of their claims from the assets of the subsidiaries before any of these assets are made available to us. As of September 8, 2020, Life Storage, Inc., together with the Operating Partnership and their consolidated subsidiaries had secured indebtedness of approximately $33.3 million. The indenture governing the notes will permit us and our subsidiaries to incur additional secured and unsecured indebtedness if the conditions specified in the indenture are met. See “Description of Notes — Certain Covenants” in this prospectus supplement, and “Description of the Debt Securities” in the accompanying prospectus.

Life Storage, Inc. has no material assets other than its investment in the Operating Partnership.

Life Storage, Inc. will fully and unconditionally guarantee the payment of principal of and premium, if any, and interest with respect to the notes. The guarantee will be an unsecured and unsubordinated obligation of Life Storage, Inc. and will rank equally with Life Storage, Inc.’s other unsecured and unsubordinated obligations. As of September 8, 2020, Life Storage, Inc., together with the Operating Partnership, and their consolidated subsidiaries had unsecured and unsubordinated obligations of approximately $1,934 million, consisting of, (i) $100 million of indebtedness under an unsecured term note maturing August 2021, (ii) $175 million of indebtedness under an unsecured term note maturing April 2024, (iii) $600 million in principal amount of 3.500% unsecured senior notes maturing in July 2026, (iv) $450 million in principal amount of 3.875% unsecured senior notes maturing in December 2027, (v) $200 million of indebtedness under an unsecured term note maturing July 2028, (vi) $350 million in principal amount of 4.000% unsecured senior notes maturing in June 2029 and (vii) $59 million under our unsecured line of credit maturing March 2023. In addition, as of that date, Life Storage, Inc., together with the Operating Partnership and their consolidated subsidiaries, had secured indebtedness obligations aggregating approximately $33.3 million consisting of mortgage notes payable. Holders of the notes will be relying solely upon the Operating Partnership, as issuer, and Life Storage, Inc., as guarantor, to make payments in respect of the notes. Life Storage, Inc. has no material assets other than its investment in the Operating Partnership.

The notes will restrict, but will not eliminate, our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

We will be restricted from incurring additional indebtedness under the terms of the notes and the indenture governing the notes. However, these limitations are subject to significant exceptions. See “Description of Notes — Certain Covenants” in this prospectus supplement. Our ability to recapitalize our debt and capital structure, incur additional debt, secure existing or future debt or take other actions not limited by the terms of the indenture and the notes, including repurchasing indebtedness or common shares or paying dividends, could negatively affect our ability to make payments in respect of the notes when due.

Our substantial indebtedness could materially and adversely affect our ability to meet our debt service obligations under the notes.

As of September 8, 2020, we had approximately $33.3 million of secured indebtedness and approximately $1,934 million of unsecured and unsubordinated indebtedness outstanding on a consolidated basis, of which a portion will be paid with the proceeds from the notes. See “Use of Proceeds” in this prospectus supplement. In addition, we have a $500 million unsecured revolving credit facility, under which approximately $441 million was available for future borrowing at September 8, 2020. Our credit facility can be increased to $900 million at our option.

Our level of indebtedness and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the notes, including the following:

•

our cash flow may be insufficient to meet our debt service obligations with respect to the notes and our other indebtedness, which would enable the lenders and other debtholders to accelerate the maturity of their indebtedness, or be insufficient to fund other important business uses after meeting such obligations;

•	we may be unable to borrow additional funds as needed or on favorable terms;

•

we may be unable to refinance our indebtedness at maturity or earlier acceleration, if applicable, or the refinancing terms may be less favorable than the terms of our original indebtedness or otherwise be generally unfavorable;

•	because a portion of our debt bears interest at variable rates, increases in interest rates could materially increase our interest expense;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•

we may default on our secured indebtedness and the lenders may foreclose on our properties or our interests in the entities that own the properties that secure such indebtedness and receive an assignment of rents and leases; and

•	we may violate restrictive covenants in our debt agreements, which would entitle the lenders and other debtholders to accelerate the maturity of their indebtedness.

If any one of these events were to occur, our business, financial condition, liquidity, results of operations, and prospects, as well as our ability to satisfy our obligations with respect to the notes, could be materially and adversely affected.

The indenture governing the notes contains restrictive covenants that limit our operating flexibility.

The indenture, which governs the notes, contains financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur additional secured and unsecured indebtedness.

In addition, the instruments governing the Operating Partnership’s other unsecured indebtedness require it to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Operating Partnership’s ability to expand or fully pursue its business strategies. The Operating Partnership’s ability to comply with these provisions and those contained in the indenture governing the notes, may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants, including those contained in the indenture, could result in a default under our indebtedness, which could cause those and other obligations to become due and payable. If any of our indebtedness is accelerated, we may not be able to repay it.

The market price of the notes may be subject to fluctuations.

The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including, among others, the following:

•	our operating and financial performance;

•	our ability to successfully complete acquisitions and operate acquired properties;

•	our ability to successfully execute on our development plans;

•	the amount of outstanding indebtedness of our company and our subsidiaries;

•	prevailing market interest rates;

•	the market for similar securities;

•	competition;

•	the ratings of the notes or our other indebtedness and ability to comply with our debt covenants;

•	the size and liquidity of the market for the notes;

•	general market and economic conditions; and

•	the realization of any of the other risks included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

As a result of these factors, you may be able to sell your notes only at prices below those you believe to be appropriate, including prices below the price you paid for them.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantee of the notes provided by Life Storage, Inc. or could subordinate the guarantee to all other debts and guarantees of Life Storage, Inc. if, among other things, Life Storage, Inc., at the time it incurred or entered into its guarantee of the notes, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true:

•	Life Storage, Inc. was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	Life Storage, Inc. was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	Life Storage, Inc. intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, under any of the circumstances described above, any payment by Life Storage, Inc. pursuant to its guarantee of the notes could be voided and holders of the notes could be required to return those payments to Life Storage, Inc. or to a fund for the benefit of the creditors of Life Storage, Inc.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•	it could not pay its debts as they became due.

Moreover, a court might also void Life Storage, Inc.’s guarantee of the notes, without regard to the above factors, if it found that Life Storage, Inc. entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by Life Storage, Inc. for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against Life Storage, Inc. under such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from Life Storage, Inc. under its guarantee.

If the court were to void Life Storage, Inc.’s guarantee, require the return of monies paid by Life Storage, Inc. under its guarantee or subordinate the guarantee to other obligations of Life Storage, Inc., we could not assure you that funds to pay the notes would be available from the Operating Partnership or any of our other subsidiaries or from any other source.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as prevailing market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the notes and interest rates increase, the market value of the notes may decline. We cannot predict the future level of interest rates.

Life Storage, Inc. is required to make distributions to its stockholders and therefore the Operating Partnership must make distributions to Life Storage, Inc., which could negatively affect our ability to make payments in respect of the notes when due.

To maintain its status as a REIT for U.S. federal income tax purposes, Life Storage, Inc. must distribute to its common stockholders at least 90% of its taxable income (excluding capital gains) each year. Life Storage, Inc. depends upon distributions or other payments from the Operating Partnership to make distributions to its common stockholders. These distributions could negatively impact our ability to make payments in respect of the notes when due.

Our credit ratings may not reflect all risks of your investment in the notes and a downgrade in our investment grade credit rating could materially and adversely affect our business and financial condition.

Our credit ratings are an assessment by ratings agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

There can be no assurance that we will be able to maintain our current credit ratings. In the event that our current credit ratings are downgraded or removed, or if any ratings agency indicates that it has placed any such credit rating on a so-called “watch list” for a possible downgrade or removal or otherwise indicates that its outlook for that rating is negative, we would most likely incur higher borrowing costs and experience greater difficulty in obtaining additional financing, which could in turn have a material adverse effect on our business, financial condition, results of operations, and liquidity and our ability to satisfy our debt service obligations, including payments on the notes.

We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive and other factors that may be beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowing will be available to us under our credit facility or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, before maturity. We cannot assure you that we will be able to refinance any of our debt, including our term loans and credit facilities, or the notes, on commercially reasonable terms or at all.

A trading market may not develop for the notes.

The notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that an active or liquid trading market for the notes will develop. If a trading market were to develop, the notes could trade at prices that may be higher or lower than their initial offering price and this may result in a return that is greater or less than the applicable interest rate on the notes, depending on many factors, including, among others, prevailing interest rates, our financial results, any decline in our creditworthiness and the market for similar securities.

Risks Related to Our Business

The extent to which the COVID-19 global health crisis will adversely affect our business, results of operations and financial condition is uncertain.

The COVID-19 global health crisis has affected many industries, including real estate, throughout the United States and worldwide, creating significant uncertainty and economic disruption. We have modified, and may further modify, our business practices in response to the COVID-19 global health crisis in an effort to protect our people and our customers. We may experience continued volatility in customer demand, constriction on our ability to increase rental rates, and/or restrictions on our ability to evict delinquent customers or to execute auctions related to delinquent customers. Additionally, the high unemployment and other adverse economic effects of the pandemic is having and will likely continue to have an adverse impact on many of our customers’ ability to afford their rent obligations. We may also experience a change in the move-out patterns of our longer-term customers resulting in reduced occupancy and/or reduced average rental rates as longer-term customers are replaced by new customers at lower rates.

We may experience a negative impact on our operations should the ability of our store-level employees to report to work be significantly impacted by the COVID-19 global health crisis. However, we believe that this risk is partially mitigated by the availability and capabilities of our “Rent Now” online rental platform.

Additionally, the COVID-19 global health crisis has resulted in stay-at-home and social distancing requirements. Although such initial restrictions have begun to ease in certain jurisdictions, recent surges in infections and deaths in many jurisdictions have resulted in new or reinstituted government restrictions related to COVID-19.

The extent to which COVID-19 will continue to affect our business and the magnitude of the impact on our results of operation and financial condition is difficult to predict, and will be driven primarily by the duration, spread and severity of the COVID-19 global health crisis itself, as well as the duration of the indirect economic impacts, all of which are uncertain. As a result, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business could be material.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that are forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, capital expenditures, portfolio performance and results of operations contain forward-looking statements. Likewise, our statements regarding anticipated growth in our business and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the effect of competition from other self-storage properties, which could cause rents and occupancy rates to decline;

•

risks associated with the COVID-19 global health crisis or similar events, including but not limited to (i) the impact to the health of our employees and/or customers, (ii) the negative impacts to the economy and to self-storage customers which could reduce the demand for self-storage or reduce our ability to collect rent, (iii) reducing or eliminating our ability to increase rents charged to our current or future customers, (iv) limiting our ability to collect rent from or evict past due customers, (v) an increase in move-outs of longer-term customers due to the economic uncertainty and significant rise in unemployment resulting from the COVID-19 global health crisis which could lead to lower occupancies and reduced average rental rates as longer-term customers are replaced with new customers at lower rates, and (vi) potential negative impacts on the cost and availability of debt and equity which could have a negative impact on our capital and growth plans;

•	our ability to evaluate, finance and integrate acquired businesses into our existing business and operations;

•	our ability to effectively compete in the industry in which we do business;

•	our existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms;

•	interest rates may fluctuate, impacting costs associated with our outstanding floating rate debt;

•	our ability to comply with debt covenants;

•	our ability to achieve anticipated financial returns from our acquisitions;

•	any future ratings on our debt instruments;

•	regional concentration of our business may subject it to economic downturns in the states of Florida and Texas;

•	our reliance on our call center;

•	our cash flow may be insufficient to meet required payments of principal, interest and dividends;

•	changes in general or local economic conditions;

•	adverse changes in law, government rules or fiscal policies; and

•	tax law changes that may change the taxability of future income.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on From 10-Q for the fiscal quarter ended June 30, 2020, and our other filings we make with the SEC from time to time under the Securities Exchange Act of 1934, as amended.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes in this offering will be approximately $394.5 million, after deducting the underwriting discount and estimated transaction expenses related to this offering and payable by us.

We intend to use the net proceeds from this offering of notes to pay in full our $100 million unsecured term note maturing August 5, 2021, along with accrued interest and prepayment fees related thereto estimated to be approximately $5 million and amounts outstanding on our unsecured line of credit which matures on March 10, 2023, with the balance being used for future acquisitions of self storage properties, including from third parties and/or our joint ventures, and for general corporate purposes. The term note bears interest at a fixed rate of 5.54%. As of the date of this prospectus supplement, approximately $59 million of borrowings were outstanding on our unsecured line of credit. The unsecured line of credit bears interest at a variable interest rate, which as of June 30, 2020 was 1.13% per annum, and matures on March 10, 2023. Borrowings under the unsecured line of credit were used to acquire self storage facilities and fund day to day operating expenses.

Affiliates of Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc., Truist Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., and M&T Securities, Inc. are lenders under our unsecured line of credit. Upon the application of a portion of the net proceeds from this offering to repay amounts outstanding under our unsecured line of credit, each such lender will receive its proportionate share of the amounts being repaid.

DESCRIPTION OF NOTES

The following description summarizes key terms and provisions of the notes and the indenture referred to below, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption “Description of Debt Securities.”

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this “Description of Notes,” references to “we,” “our,” “us” or the “Operating Partnership” refer solely to Life Storage LP and not to any of our subsidiaries, and references to “Parent Company” refer solely to Life Storage, Inc., and not to any of its subsidiaries, unless the context requires otherwise. Other capitalized terms used in this section have the meaning set forth below in “— Definitions.”

General

The Operating Partnership will issue the notes under an indenture dated June 20, 2016 among itself, the Parent Company, as guarantor, and Wells Fargo Bank, National Association, as trustee, as supplemented by a supplemental indenture. We refer to the indenture, as supplemented, as the “indenture.”

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. You may request copies of the indenture and the form of the notes from us.

The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “— Book-Entry, Delivery and Form.” The registered holder of a note will be treated as its owner for all purposes.

The notes will be fully and unconditionally guaranteed by the Parent Company on a senior unsecured basis. See “— Guarantee” below.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption of notes.

Ranking

The notes and the guarantee will be our and the Parent Company’s senior unsecured obligations, respectively, and will rank equally in right of payment with all of such entities’ existing and future senior unsecured, unsubordinated indebtedness. The notes and the guarantee, however, will be effectively subordinated to all of our and the Parent Company’s existing and future secured indebtedness, respectively (to the extent of the value of the collateral securing such indebtedness).

The notes and the guarantee will also be effectively subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of the Operating Partnership’s subsidiaries. As of September 8, 2020, the Operating Partnership had approximately $33.3 million of secured indebtedness and $1,934 million of senior unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, approximately $1.25 million of the secured indebtedness is attributable to the Operating Partnership, and the balance of the secured indebtedness is attributable to the Operating Partnership’s subsidiaries and none of the senior unsecured and unsubordinated indebtedness will be attributable to the Operating Partnership’s subsidiaries. As of September 8, 2020, after giving effect to this offering and the intended use of proceeds, the Operating Partnership would have had approximately $33.3 million of secured indebtedness and $2,175 million of senior unsecured and unsubordinated indebtedness outstanding on a consolidated basis. As of September 8, 2020, the Parent Company was a co-borrower with the Operating Partnership with respect to $534 million of the senior unsecured and unsubordinated indebtedness of the Operating Partnership and had guaranteed approximately $1,400 million of indebtedness of the Operating Partnership. The Parent Company has no outstanding indebtedness other than as a co-borrower with the Operating Partnership.

Except as described under “— Certain Covenants” and “Description of Debt Securities — Merger, Consolidation and Sale” in the accompanying prospectus, the indenture governing the notes will not prohibit us or the Parent Company or any of our subsidiaries from incurring secured or unsecured indebtedness in the future, nor will the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving us or the Parent Company, (2) a change of control of us or the Parent Company or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our or the Parent Company’s assets or similar transaction that may adversely affect the holders of the notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the notes. See “Risk Factors — Our substantial indebtedness could materially and adversely affect our ability to meet our debt service obligations under the notes.” The notes will restrict, but will not eliminate, our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

Additional Notes

The notes will initially be limited to an aggregate principal amount of $400 million. We may from time to time, without notice to or consent of existing noteholders, create and issue additional notes, subject to the restrictions described under “— Certain Covenants,” having the same terms and conditions as the notes offered hereby in all respects, except for the issue date and, under certain circumstances, the issue price, interest accrued prior to the issue date and first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes, provided, however, that such additional notes may not be fungible with the previously outstanding notes for U.S. federal income tax purposes, in which case the additional notes would have a different CUSIP number than the notes offered hereby.

Interest

Interest on the notes will accrue at the rate of 2.200% per year from and including September 23, 2020 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2021. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on April 1 or October 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment, maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment, maturity or redemption date, as the case may be, to such next business day. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

If we redeem the notes in accordance with the terms of the indenture, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders the note for redemption. If a redemption falls after a record date and on or prior to the corresponding interest payment date, however, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

Maturity

The notes will mature on October 15, 2030 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “ — Redemption of the Notes at the Option of the Operating Partnership” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Redemption of the Notes at the Option of the Operating Partnership

We may redeem the notes at our option and in our sole discretion, at any time or from time to time prior to July 15, 2030 (90 days prior to their maturity date) (the “Par Call Date”), in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•

as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such notes matured on the Par Call Date but for the redemption thereof (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

Notwithstanding the foregoing, if the notes are redeemed on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date. As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the arithmetic mean of the weekly average yield to maturity (representing the average of the daily rates for the immediately preceding week) available through, the most recent Statistical Release for the maturity (rounded to the nearest month) corresponding to the remaining life to the Par Call Date of the notes as of the redemption date. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Adjusted Treasury Rate, the most recent Statistical Release published at least three business days prior to the date of the notice of redemption shall be used.

“Statistical Release” means the statistical release designated “H.15” or any successor publication which is published by the Federal Reserve System (or companion online data resource published by the Federal Reserve System) and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the indenture, then such other reasonably comparable index designated by us.

“Quotation Agent” means an independent investment banking institution of national standing appointed by the Operating Partnership from time to time.

Notice of any redemption will be mailed (or sent) at least 15 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof), in the case of certificated notes, on a pro rata basis, by lot or such other method it deems fair and appropriate and, in the case of Global Notes held through the depository, in accordance with the applicable procedures of the depository.

In the event of any redemption of notes in part, we will not be required to:

•

register the transfer or exchange of any note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain Covenants

Limitation on total outstanding debt. The notes will provide that the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) is greater than 60% of the sum of the following (without duplication): (1) Total Assets of the Operating Partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter for which financial statements are available and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Secured debt test. The notes will provide that the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any lien on any of its or any of its Subsidiaries’ property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) which is secured by a Lien on any of the Operating Partnership’s or any of its Subsidiaries’ property or assets is greater than 40% of the sum of the following (without duplication): (1) Total Assets of the Operating Partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter for which financial statements are available; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Debt service test. The notes also will provide that the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended, for which financial statements are available, prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with GAAP), and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period.

For purposes of the foregoing, Debt will be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever the Operating Partnership or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of total unencumbered assets. The notes will provide that the Operating Partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its Subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis in accordance with GAAP.

Provision of financial information. The notes will provide that whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act and for so long as any notes are outstanding, the Operating Partnership will furnish to the trustee (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Operating Partnership was required to file such reports and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Operating Partnership was required to file such reports, in each case within 15 days after the Operating Partnership files such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

Satisfaction and Discharge; Defeasance

The provisions in the section entitled “Description of Debt Securities — Discharge; Legal Defeasance and Covenant Defeasance” in the accompanying prospectus shall apply to the notes.

Events of Default

The indenture provides that the following events will be “events of default” with respect to the notes:

(1)	default for 30 days in the payment of any interest on the notes;

(2)	default in the payment of any principal of (or premium, if any, on) or redemption price of the notes, when the same becomes due and payable;

(3)	default in the performance of, or breach of, any other covenant or warranty of the Operating Partnership and/or the Parent Company contained in the indenture which continues for 60 days after written notice as provided in the indenture;

(4)	default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of indebtedness of the Operating Partnership and/or the Parent Company or any mortgage, indenture or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled within a period of 10 days after the Operating Partnership’s receipt of written notice executed by holders of at least 25% in principal amount of the outstanding notes; provided, that if the Bank Credit Facility is amended such that an event of default would occur under the Bank Credit Facility if there is cross default in an amount greater than $10,000,000, the reference to $10,000,000 in this paragraph shall be replaced by such new amount in the Bank Credit Facility, up to a maximum of $25,000,000;

(5)	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Parent Company, or all or a substantial part of their respective properties; and

(6)	except as otherwise permitted in the indenture, the guarantee of the notes is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Parent Company shall deny or disaffirm its obligations under its guarantee with respect to the notes.

If an event of default (other than as described in clause (5) above) with respect to the notes occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of and premium, if any, and accrued and unpaid interest on all of the notes to be due and payable immediately by written notice thereof to the Operating Partnership and Life Storage, Inc. (and to the trustee if given by the holders). If an event of default described in clause (5) above occurs and is continuing, the unpaid principal (or such portion thereof) of and premium, if any, and accrued and unpaid interest on all of the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

Guarantee

Life Storage, Inc. will fully and unconditionally guarantee our obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be a senior unsecured obligation of the Parent Company and will rank equally in right of payment with other senior unsecured obligations of the Parent Company. The Parent Company has no material assets other than its investment in the Operating Partnership. The guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the notes and their successors, transferees and assigns.

Trustee

Wells Fargo Bank, National Association, will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at the Operating Partnership’s option as provided in the indenture.

If an Event of Default occurs and is continuing, the trustee will be required to use the same degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture (subject to the terms thereof) at the request of any of the holders of the required percentage of holders of the notes as set forth in the indenture only after those holders have offered the trustee indemnity reasonably satisfactory to it.

Wells Fargo Bank, National Association is one of our creditors. As a result, it is subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, stockholder or limited partner of the Operating Partnership or the Parent Company, as such, will have any liability for any of our obligations or those of the Parent Company under the notes, the indenture, or any guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry, Delivery and Form

The notes will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee, Cede & Co. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”), except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.”

Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Investors may elect to hold their interest in the Global Notes through either DTC, Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. These interests held through Clearstream or Euroclear may also be subject to the procedures and requirements of such systems.

In connection with any proposed transfer when the notes are not in the form of a Global Note, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither we nor the trustee take any responsibility or liability for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”).    Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Parent Company, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC (or any other depositary or participants thereof) or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositories; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a Certificated Note if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depository;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of Certificated Notes; or

•	upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds. Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing Law

The indenture, the notes, and the guarantee will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

As used in the indenture, the following terms have the respective meanings specified below:

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into the Operating Partnership or any of its Subsidiaries or becomes our Subsidiary; or

•	assumed by the Operating Partnership or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into us or any of our Subsidiaries or becomes our Subsidiary or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of the Operating Partnership and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication (1) all amortization of debt discount and premium; (2) all accrued interest; (3) all capitalized interest; and (4) the interest component of finance lease obligations, but excluding (i) interest reserves funded from the proceeds of any loan, (ii) amortization of deferred financing costs, (iii) prepayment penalties, (iv) swap ineffectiveness charges, and (v) any expense resulting from the discounting of any indebtedness in connection with the application of purchase accounting in connection with any acquisition.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes;

•	amortization of debt discount, premium and deferred financing costs;

•	the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP;

•	losses and gains on sales or other dispositions of properties and other investments, property valuation losses and impairment charges;

•	depreciation and amortization;

•	gains or losses on early extinguishment of debt;

•

all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed);

•	the effect of any non-recurring or other unusual non-cash items, as may be determined by us in good faith; and
•	amortization of deferred charges,

all determined on a consolidated basis in accordance with GAAP. Consolidated Income Available for Debt Service will be adjusted, without duplication, to give pro forma effect in the case of any assets having been placed in service or removed from service from the beginning of the period to the date of determination, to include or exclude, as the case may be, any Consolidated Income Available for Debt Service earned or eliminated as a result of the placement of the assets in service or removal of the assets from service as if the placement of the assets in service or removal of the assets from service occurred at the beginning of the period.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the Operating Partnership and its Subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and

•

the portion of net income (but not losses) of the Operating Partnership and its Subsidiaries allocable to noncontrolling interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Operating Partnership or one of its subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (without duplication):

(i)	indebtedness for borrowed money evidenced by bonds, notes, debentures or similar instruments;

(ii)	indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of the Parent Company, or a duly authorized committee thereof) of the property subject to such Lien;

(iii)

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance (other than letters of credit issued to provide credit enhancement or support with respect to other of such person’s or such person’s Subsidiaries’

indebtedness otherwise reflected as Debt under this definition) or unconditional obligations to pay the deferred and unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such purchase price that constitutes an accrued expense or trade payable; or

(iv)	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a finance lease in accordance with GAAP,

in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP; provided, however, that the term “Debt” will (1) include, to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business) Debt of the types referred to above of another person other than obligations to be liable for the Debt of another person solely as a result of non-recourse carveouts (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof) and (2) exclude any such indebtedness (or obligation referenced in clause (1) above) that has been the subject of an “in substance” defeasance in accordance with GAAP and Intercompany Debt that is subordinate in right of payment to the notes (or an obligation to be liable for, or to pay, Intercompany Debt that is subordinate in right of payment to the notes referenced in clause (1) above).

“GAAP” means generally accepted accounting principles in the United States of America in effect as of the issue date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Intercompany Debt” means, as of any date, indebtedness and liabilities for borrowed money, secured or unsecured, to which the only parties are the Operating Partnership, the Parent Company or any Subsidiary of either of them as of that date.

“Lien” means any lien (statutory or other), mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, encumbrance or preference, priority, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Subsidiary” means a corporation, partnership, association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with the Operating Partnership in accordance with GAAP.

“Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•

all other assets (excluding accounts receivable, non-real estate intangible assets and right-of-use assets associated with an operating lease in accordance with GAAP) of the Operating Partnership and its Subsidiaries,

all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means, as of any date, the sum of, without duplication:

•	Undepreciated Real Estate Assets that are not subject to a Lien securing Debt; and

•

all other assets (excluding accounts receivable, non-real estate intangible assets and right-of-use assets associated with an operating lease in accordance with GAAP) of the Operating Partnership and its Subsidiaries that are not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “ — Certain Covenants — Maintenance of total unencumbered assets,” all investments by the Operating Partnership and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original acquisition cost plus capital improvements) of real estate assets, right of use assets associated with a financing lease in accordance with GAAP and related intangibles of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include the right of use assets associated with an operating lease in accordance with GAAP.

“Unsecured Debt” means Debt of the Operating Partnership or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Operating Partnership or any of its Subsidiaries.

ADDITIONAL FEDERAL TAX CONSIDERATIONS

The Coronavirus Aid, Relief, and Economic Security Act, Public Law 116-136 (the “CARES Act”), was signed into law on March 27, 2020, and made temporary changes to the limitations on the deductibility of business interest and net operating losses (“NOLs”). Prior to enactment of the CARES Act, the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business was limited to 30% of adjusted taxable income (“ATI”). The CARES Act increased the limitation to 50% of ATI for taxable years beginning in 2019 and 2020 unless the taxpayer elects out of the increased limitation rule. For partnerships, including the Operating Partnership, the 50% limitation only applies for the 2020 taxable year. Unless a partner elects otherwise, a special rule applies to allocations of excess business interest for the 2019 taxable year such that 50% of the net interest expense is not subject to any limitation in 2020 at the partner level. We have not made any decisions with respect to electing out of any of these provisions. If we do elect out of these provisions, we may have more REIT taxable income because we remain subject to the lower deductibility limitation.

Prior to enactment of the Cares Act, deductions for NOL carryforwards were limited to 80% of taxable income (before the deduction) and NOL carrybacks had been eliminated. The CARES Act temporarily suspends the taxable income limit for NOLs for all taxable years beginning before January 1, 2021, thereby permitting taxpayers to use NOLs to fully offset taxable income (although as a REIT, we will continue to only be able to use NOLs against taxable income remaining after taking into account any dividends-paid deduction). In addition, for taxable years beginning after December 31, 2017 and before January 1, 2021, the CARES Act generally permits taxpayers to carry back their NOLs to each of the five years preceding the taxable year of the loss. Although REITs may not carryback their NOLs, any of our taxable REIT subsidiaries may carryback their NOLs arising in 2018, 2019, and 2020 to the five years preceding the taxable year of the loss.

Under the applicable Treasury Regulations and administrative guidance, withholding under Foreign Account Tax Compliance Act (“FATCA”) generally applies to payments of interest on our debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of such debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our notes.

The foregoing supplements and should be read together with the general discussion of the tax considerations relating to our qualification as a REIT and the ownership and disposition of our debt securities described under the title “Federal Income Tax Considerations” in the accompanying prospectus. To the extent any information set forth under the title “Federal Income Tax Considerations” in accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the prospectus. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first three paragraphs under the title “Federal Income Tax Considerations” in the accompanying prospectus.

UNDERWRITING

The Operating Partnership, Life Storage, Inc. and the underwriters named below, acting through their representatives, Wells Fargo Securities, LLC and U.S. Bancorp Investments, Inc. have entered into an underwriting agreement dated the date of this prospectus supplement with respect to the notes. Subject to certain terms and conditions contained in the underwriting agreement, we have agreed to sell to each underwriter and each underwriter has severally, and not jointly, agreed to purchase the amount of notes indicated in the following table:

Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$140,000,000
U.S. Bancorp Investments, Inc.	$80,000,000
Jefferies LLC	$50,000,000
Truist Securities, Inc.	$50,000,000
Citigroup Global Markets Inc.	$40,000,000
HSBC Securities (USA) Inc.	$30,000,000
M&T Securities, Inc.	$10,000,000

Total	$400,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a price that represents a concession not in excess of 0.40% of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than 0.25% of the principal amount of the notes to other dealers. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. The Operating Partnership does not intend to list the notes on any securities exchange or have the notes quoted on any automated dealer quotation system. The Operating Partnership has been advised by the underwriters that the underwriters intend to make a market in the notes after the completion of this offering but are not obligated to do so and may discontinue market making at any time without notice to or the consent of existing noteholders. No assurance can be given as to the development, maintenance or liquidity of any trading market for the notes. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The Operating Partnership and Life Storage, Inc. have each agreed that they will not offer or sell any debt securities (other than the notes) during the period from the original issue date through and including the closing date of the notes without the prior written consent of the representatives.

We estimate that the Operating Partnership’s share of the total expenses of this offering, excluding the underwriting discount, will be approximately $1.0 million.

The Operating Partnership and Life Storage, Inc. have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they are required to make in respect thereof.

Settlement

The Operating Partnership expects that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the tenth business day following the date of this prospectus supplement (the settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the SEC promulgated under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade the notes prior to the second business day preceding the closing date for the notes will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own adviser.

Conflicts of Interest

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc., Truist Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., and M&T Securities, Inc. are lenders under our unsecured line of credit. Upon the application of a portion of the net proceeds from this offering to repay amounts outstanding under our unsecured line of credit, each such lender will receive its proportionate share of the amounts being repaid.    Wells Fargo Securities, LLC is also an affiliate of the trustee.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, corporate trust and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, investment banking, advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The notes are offered for sale in those jurisdictions in North America, Europe, Asia and elsewhere where it is lawful to make such offers.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This Prospectus has been prepared on the basis that any offer of securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus is not a prospectus for the purposes of the Prospectus Regulation. References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. This prospectus supplement has been prepared on the basis that any offer of securities in any Member State of the EEA which has implemented the Prospectus Regulation (each, a ‘‘Relevant Member State’’) will only be made to a legal entity which is a qualified investor under the Prospectus Directive. Accordingly, any person making or intending to make an offer in that Relevant Member State of securities which are the subject of the offering contemplated in this prospectus supplement may only do so with respect to qualified investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of securities other than to qualified investors.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the notes being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the notes offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and the accompanying prospectus and any other materials relating to the notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the notes on the SIX Swiss Exchange or any other regulated notes market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue, or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than:(i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

Each agent has represented and warranted that the offer of the notes has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and the notes may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. Each agent has represented and warranted that no person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

The offering of the notes has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the UAE, and the notes may not be offered to the public in the UAE (including the DIFC). This prospectus supplement is being issued to a limited number of institutional and individual investors: (a) who meet the criteria of a “Qualified Investor” as defined in the SCA Board of Directors Decision No. 3R.M. of 2017 (but excluding subparagraph 1(d) in the “Qualified Investor” definition relating to natural persons); (b) upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and (c) upon their confirmation that they understand that the prospectus supplement must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor has it taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.

LEGAL MATTERS

Certain legal matters, including the validity of the notes offered hereby and our qualification as a REIT, will be passed upon for us by Phillips Lytle LLP, Buffalo, New York. Hogan Lovells US LLP will act as counsel and pass on certain legal matters for the underwriters. Hogan Lovells US LLP from time to time represents us on other matters. Phillips Lytle LLP will rely upon the opinion of Venable LLP, Baltimore, Maryland, regarding all matters of Maryland law.

EXPERTS

The consolidated financial statements of Life Storage, Inc. and Life Storage LP appearing in Life Storage, Inc.’s and Life Storage LP’s combined Annual Report (Form 10-K) for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of Life Storage, Inc.’s and Life Storage LP’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an automatic “shelf” registration statement on Form S-3 to register the securities offered under this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement and, as permitted by the SEC’s rules, do not contain all the information required to be set forth in the registration statement. For further information, you may read the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The registration statement, including its exhibits and schedules, is available on the SEC’s web site at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s web site at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•

Our definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2020 (only with respect to the portions thereof that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019);

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020; and

•	Our Current Reports on Form 8-K filed on May 28, 2020, June 2, 2020 and September 9, 2020.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the end of any offering of securities made hereunder will also be considered to be incorporated by reference, and will automatically update and, where applicable, supersede any information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Life Storage, Inc., 6467 Main Street, Williamsville, New York 14221, Attn: Andrew J. Gregoire, Chief Financial Officer.

PROSPECTUS

LIFE STORAGE, INC.

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

GUARANTEES

LIFE STORAGE LP

DEBT SECURITIES

Life Storage, Inc. and Life Storage LP may offer and sell, from time to time, one or more of the following securities:

Life Storage, Inc. — common stock, preferred stock, warrants exercisable for common stock or preferred stock, or units consisting of combinations of any of the foregoing (“units”); and

Life Storage LP — debt securities which will be unconditionally guaranteed by Life Storage, Inc.

The preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company. We will provide the specific terms of any offering of these securities in a supplement to this prospectus. We refer to the common stock, preferred stock, warrants, units and guarantees of Life Storage, Inc. and the debt securities of Life Storage LP, collectively as the “securities.” We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. In addition, certain selling stockholders may offer and sell shares of our common stock, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time our securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling shareholders. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering.

We may sell our securities directly or to or through underwriters, to other purchasers and/or through agents. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” If any underwriters are involved in the sale of our securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between us or among us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with any related free writing prospectus and the documents we incorporate by reference, before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “LSI.” On June 13, 2018, the closing price of our common stock as reported on the New York Stock Exchange was $92.50 per share. Our executive offices are located at 6467 Main Street, Williamsville, New York 14221, and our telephone number is (716) 633-1850.

Investing in our securities involves risks. See “Risk Factors ” on page 3 as well as any risk factors section contained in the applicable prospectus supplement or any related free writing prospectus and under similar headings in the documents we incorporate by reference herein and therein to read about risks you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings. In addition, some holders of our securities may sell our securities under our shelf registration statement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, the relevant prospectus supplement and any free writing prospectus we may authorize to be delivered to you, together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus, the related prospectus supplement, including any information incorporated by reference, and any pricing supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus, the related prospectus supplement and any pricing supplement. We are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.

Unless the context otherwise requires, references in this prospectus to “Life Storage, Inc.,” “Life Storage,” “the Company,” “we,” “our” and “us” refer to Life Storage, Inc. and its subsidiaries, including Life Storage LP, which we refer to as our “operating partnership.”

WHERE YOU CAN FIND MORE INFORMATION

We and the operating partnership have filed with the SEC an automatic “shelf” registration statement on Form S-3 to register the securities offered under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. For further information, you may read the registration statement and the exhibits filed with or incorporated by reference into the registration statement. You can review and copy the registration statement and its exhibits at the public reference facility maintained by the SEC as described below. The registration statement, including its exhibits and schedules, is also available on the SEC’s website at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy those reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and on the SEC’s website at www.sec.gov. Our common stock is also listed on the New York Stock Exchange and all material filed by us with the exchange can be reviewed at its offices located at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us and the operating partnership to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

•

Our Annual Report on Form 10-K for the fiscal year ended December  31, 2017, including the portions thereof incorporated by reference from Life Storage, Inc.’s Proxy Statement relating to the annual meeting held on May 31, 2018, which was filed on April 19, 2018;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018;

•	Our Current Reports on Form 8-K filed on January 4, 2018, March 19, 2018, May 8, 2018 and June 1, 2018; and

•

Life Storage, Inc.’s Registration Statement on Form 8-A, dated June 16, 1995 which incorporates by reference the description of our common stock from our registration statement on Form S-11 (File No. 33-91422), including all amendments and reports updating that description.

All documents that we and the operating partnership file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of any offering of securities made hereunder will also be considered to be incorporated by reference, and will automatically update and, where applicable, supersede any information contained, or incorporated by reference, in this prospectus.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Life Storage, Inc., 6467 Main Street, Williamsville, New York 14221, Attn: Andrew J. Gregoire, Chief Financial Officer.

THE COMPANY AND THE OPERATING PARTNERSHIP

We are a self-administered and self-managed real estate investment trust, or REIT, which acquires, owns and/or manages self-storage properties. We are one of the largest owners and operators of self-storage facilities in the United States. As of March 31, 2018, we had an ownership interest in, and/or managed 711 self-storage properties in 28 states under the name Life Storage®. Among our 711 self-storage properties are 98 properties that we manage for unconsolidated joint ventures, and 47 properties that we manage and in which we have no ownership interest. As of March 31, 2018, the occupancy level of the 711 self-storage properties was approximately 89.0%.

All of our assets are owned by, and all our operations are conducted through, Life Storage LP, which we refer to in this prospectus as the operating partnership. We own 99.5% of the operating partnership as of March 31, 2018. The remaining 0.5% of the operating partnership is owned by persons who sold self-storage facilities to us in exchange for partnership interests in the operating partnership. We are structured as an umbrella partnership real estate investment trust and, as such, have the ability to issue interests in the operating partnership in exchange for properties sold by independent owners. By utilizing interests in the operating partnership as currency in facility acquisitions, we may partially defer the seller’s income tax liability which in turn may allow us to obtain more favorable pricing.

Life Storage, Inc. was incorporated on April 19, 1995 under Maryland law and Life Storage LP was formed on June 1, 1995 under Delaware law. The Company and the operating partnership’s principal executive offices are located at 6467 Main Street, Williamsville, New York 14221, and the Company and the operating partnership’s telephone number is (716) 633-1850. We maintain a website that contains information about us at www.lifestorage.com. The information included on our website is not part of this prospectus.

FORWARD-LOOKING STATEMENTS

We and the operating partnership make statements in this prospectus and the documents incorporated by reference that are forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our statements regarding anticipated growth in our business and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We and the operating partnership do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the effect of competition from new self-storage facilities, which would cause rents and occupancy rates to decline;

•	our ability to evaluate, finance and integrate acquired businesses into our existing business and operations;

•	our ability to effectively compete in the industry in which we do business;

•	our existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms;

•	interest rates may fluctuate, impacting costs associated with our outstanding floating rate debt;

•	our ability to comply with debt covenants;

•	our ability to achieve anticipated financial returns from our acquisitions;

•	any future ratings on our debt instruments;

•	regional concentration of our business may subject it to economic downturns in the states of Florida and Texas;

•	our reliance on our call center;

•	our cash flow may be insufficient to meet required payments of principal, interest and dividends; and

•	tax law changes that may change the taxability of future income.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the sections entitled “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2017, and our other filings we make with the SEC from time to time under the Securities Exchange Act of 1934, as amended.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” and “Information Incorporated by Reference” above. Additional risks, including those that relate to any particular securities we and the operating partnership offer, may be included in the applicable prospectus supplement or any related free writing prospectus, or be incorporated by reference into this prospectus or such prospectus supplement or free writing prospectus.

USE OF PROCEEDS

We are required by the terms of the partnership agreement of the operating partnership to invest the net proceeds of any sale of our common stock or preferred stock in the operating partnership in exchange for additional units of limited partnership of the operating partnership. Any net proceeds from the sale of any debt securities will be received directly by the operating partnership. As will be more fully described in the prospectus supplement for any securities issued under this prospectus, we intend to cause the operating partnership to use the net proceeds from the sale of securities, for one or more of the following: repayment of indebtedness, acquisition of new self-storage facilities, maintenance and improvement of currently owned properties and general corporate purposes. We will not receive proceeds from the sale of common stock by persons other than us.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Ratio of Earnings to Fixed Charges

The following table shows the Company’s ratio of earnings to fixed charges for the periods shown.

	Three Months Ended March 31		For the Year Ended December 31
	2018	2017	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	3.04	2.39	2.32	2.58	4.06	3.33	3.23

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before noncontrolling interest in consolidated subsidiaries and income from equity investees, plus income tax expense, fixed charges, distributed income of equity investees less capitalized interest. Fixed charges consist of interest expense, amortization of financing fees, capitalized interest and estimate of interest expense included in rent expense.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table shows the Company’s ratio of earnings to combined fixed charges and preferred stock dividends for the periods shown.

	Three Months Ended March 31		For the Year Ended December 31
	2018	2017	2017	2016	2015	2014	2013
Ratio of earnings to combined fixed charges and preferred stock dividends	3.04	2.39	2.32	2.58	4.06	3.33	3.23

The ratio of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by combined fixed charges and preferred stock dividends. For this purpose, earnings consist of income from continuing operations before noncontrolling interest in consolidated subsidiaries and income from equity investees, plus income tax expense, fixed charges, distributed income of equity investees less capitalized interest and preferred dividend requirements of consolidated subsidiaries. Fixed charges consist of interest expense, amortization of financing fees, capitalized interest and estimate of interest expense included in rent expense.

Ratio of Earnings to Fixed Charges

The following table shows the operating partnership’s ratio of earnings to fixed charges for the periods shown.

	Three Months Ended March 31		For the Year Ended December 31
	2018	2017	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	3.04	2.39	2.32	2.58	4.06	3.33	3.23

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before noncontrolling interest in consolidated subsidiaries and income from equity investees, plus income tax expense, fixed charges, distributed income of equity investees less capitalized interest. Fixed charges consist of interest expense, amortization of financing fees, capitalized interest and estimate of interest expense included in rent expense.

DESCRIPTION OF SECURITIES WE MAY OFFER

We and the operating partnership may offer and sell, from time to time, one or more of the following securities:

Life Storage, Inc. — common stock, preferred stock, warrants exercisable for common stock or preferred stock, or units consisting of combinations of any of the foregoing (“units”); and

Life Storage LP — debt securities which will be unconditionally guaranteed by Life Storage, Inc.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

Our capital stock consists of:

•	100 million authorized shares of common stock, par value $0.01 per share, of which 46,596,927 were outstanding on June 14, 2018;

•	10 million authorized shares of preferred stock, par value $0.01 per share, including the following series designated by our board of directors as of June 14, 2018:

•	250,000 shares of Series A Preferred Stock, none of which were outstanding on June 14, 2018.

The Board of Directors of the Company previously had designated 1,700,000 shares of the preferred stock as Series B Cumulative Redeemable Preferred Stock and 2,800,000 shares of the preferred stock as Series C Convertible Cumulative Preferred Stock. Such shares have subsequently been reclassified as undesignated shares of preferred stock, available for future issuance and reclassification by the Board of Directors. For a discussion of risks associated with the ownership and transfer of our stock, you should refer to “Restrictions on Transfer/Ownership Limits” beginning on page 29 of this prospectus as well as under the “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, and the risk factors section contained in the applicable prospectus supplement or any related free writing prospectus and under similar headings in the documents we incorporate by reference herein and therein.

COMMON STOCK

General

Subject to the preferential rights of any other shares or series of stock, holders of shares of common stock are entitled to receive dividends on those shares if, as and when authorized by our board of directors and declared by us out of assets legally available therefor and to share ratably in the assets legally available for distribution to stockholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all of our known debts and liabilities.

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of members of our board of directors. Except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of shares of our common stock possess the exclusive voting power. There is no cumulative voting in the election of members of our board of directors, which means that the holders of a majority of the shares of our outstanding common stock can elect all of the members of our board of directors then standing for election, and the holders of the remaining shares of our common stock will not be able to elect any members of our board of directors.

Holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

We furnish stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent registered public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

All shares of our common stock have equal dividend, distribution, liquidation and other rights, and will have no preference, or exchange rights and generally have no appraisal rights.

Pursuant to the Maryland General Corporation Law, or MGCL, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless the action is advised by its board of directors approved by the affirmative vote of holders of at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage in those situations.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Shareholder Rights Plan

The Company has not presently adopted a shareholder rights plan, commonly referred to as a poison pill. However, the Company had previously adopted a shareholder rights plan which expired in accordance with its terms on November 27, 2006. Under the expired plan, shares of our common stock were given rights to purchase shares of our Series A preferred stock exercisable upon the happening of certain events. The shares of our Series A preferred stock are currently not subject to any such rights, however, our board of directors could adopt a shareholders rights plan in the future which may provide rights to purchase shares of such Series A Preferred Stock or other shares of another class of preferred stock of the Company.

PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, 9,750,000 of which are currently unclassified. We may issue shares of preferred stock from time-to-time, in one or more series, as authorized by our board of directors. Prior to issuance of shares of each series, the board of directors is required by the MGCL and our charter to fix for each series, as permitted by Maryland law, the

•	Preferences,

•	Conversion or other rights,

•	Voting powers,

•	Restrictions,

•	Limitations as to dividends or other distributions,

•	Qualifications, and

•	Terms or conditions of redemption.

The board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a change of control or other transaction that holders of shares of our outstanding common stock might believe to be in their best interests or in which holders of some, or a majority, of shares of our outstanding common stock might receive a premium for their shares over the then market price of our common stock.

Terms of New Series of Preferred Stock

The prospectus supplement relating to any preferred stock offered thereby will contain the specific terms thereof, including:

•	The title and stated value of the preferred stock;

•	The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	The dividend rates, periods and payment dates or methods of calculation of these amounts for the preferred stock;

•	Whether dividends shall be cumulative or non-cumulative and the date from which dividends on the preferred stock will accumulate, if applicable;

•	The procedures for any auction and remarketing, if any, for the preferred stock;

•	Any provision for a sinking fund for the preferred stock;

•	Any provision for redemption of the preferred stock;

•	Any restriction on the repurchase or redemption of shares by the registrant while there is any arrearage in the payment of dividends or sinking fund installments;

•	Any listing of the preferred stock on a securities exchange;

•

The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or the manner in which the conversion price will be calculated;

•	Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•	A discussion of federal income tax considerations applicable to the preferred stock;

•	The relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	The voting rights of the preferred stock, if any;

•

Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs; and

•	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

DESCRIPTION OF WARRANTS

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, preferred stock or common stock. We may enter into a warrant agreement with a warrant agent under which the warrants may be issued. In this arrangement, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In any case, we will file a copy of the warrants and any warrant agreement with the SEC at or before the time of the offering of the series of warrants.

The prospectus supplement for each series of warrants will describe the terms of the warrants being offered, including the following:

•	The offering price;

•	The number of warrants offered;

•	The designation and terms of the securities underlying the warrants;

•	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	If applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	The exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will result in the warrants being deemed to be automatically exercised;

•	Provisions for changes to or adjustments in the exercise price;

•	The dates on which the right to exercise the warrants shall commence and expire;

•	If applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	If applicable, a discussion of material U.S. federal income tax considerations;

•	The anti-dilution provisions of the warrants, if any;

•	The rights, if any, we have to redeem the warrants;

•	Any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event;

•	The name of any warrant agent; and

•	The other terms of the warrants.

Warrants may be exercised at our offices, at the appropriate office of any warrant agent or any other office indicated in the applicable prospectus supplement. Except as otherwise set forth in the prospectus supplement relating to the warrants, before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

Except as otherwise set forth in the prospectus supplement relating to the warrants, the warrant agreements with any warrant agents may be amended or supplemented without the consent of the holders of the warrants to which they apply to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, except as otherwise set forth in the prospectus supplement, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the affected warrants then outstanding approve the amendment. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the warrant agreement as amended. The prospectus supplement relating to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of common stock, preferred stock, or warrants exercisable for common stock, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement may describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF DEBT SECURITIES

The following summary sets forth the general terms and provisions of the indenture under which the debt securities will be issued by the operating partnership. The debt securities will be issued by the operating partnership under an indenture, as amended or supplemented from time to time, among the operating partnership, Life Storage, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee.

The debt securities may be issued from time to time in one or more series. The particular terms and provisions of the debt securities with respect to a specific offering of debt securities will be set forth in the applicable prospectus supplement. This summary of general terms and provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture and those debt securities.

The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described under “Where You Can Find More Information.” The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

All section references appearing herein are to sections of the indenture, and capitalized terms used but not defined herein will have the respective meanings set forth in the indenture.

General

The debt securities will be direct, unsecured obligations of the operating partnership. Except for any series of debt securities which is expressly subordinated to other indebtedness of the operating partnership, the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the operating partnership. Under the indenture, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, as established from time to time pursuant to authority granted by a resolution of the board of directors of Life Storage Holdings, Inc., a wholly owned subsidiary of Life Storage, Inc., as the sole general partner of the operating partnership or as established in one or more supplemental indentures to the indenture. All of the debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. All debt securities of a particular series shall be substantially identical except as to denomination, date of issuance, issue price and the date from which interest, if any, shall accrue.

All of the debt securities will be fully and unconditionally guaranteed as to payment of principal and premium, if any, and interest by Life Storage, Inc.. The indenture allows certain of our subsidiaries from time to time to become guarantors of specific series of the debt securities.

The indenture provides that there may be more than one trustee for any one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Terms

The applicable prospectus supplement relating to the series of debt securities being offered will describe the specific terms and provisions of those debt securities, including the following:

1)	the title of the debt securities;

2)

any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series) and whether additional debt securities of that series may be issued without the consent of the holders of outstanding debt securities of that series or any other series;

3)	the date or dates, or the manner of determining the date or dates, on which the principal of the debt securities will be payable;

4)

the rate or rates, or the method by which the rate or rates will be determined, at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, the interest payment date or dates, the regular record date for interest payments and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date, shall be paid if other than in the manner set forth in the indenture;

5)

the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration for transfer, exchange, or conversion, and where notices or demands to or upon the operating partnership in respect of the debt securities and the indenture may be served;

6)	any modification to the provisions of the indenture relating to satisfaction and discharge of the indenture with respect to the debt securities;

7)

the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities may be redeemed, as a whole or in part, at the option of the operating partnership, if the operating partnership is to have such an option;

8)

the obligation, if any, of the operating partnership to redeem, repay or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holders, and the period or periods within which, the currency or currency units in which and the terms and conditions upon which the debt securities are required to be redeemed or purchased, in whole or in part, pursuant to that obligation;

9)	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

10)

the percentage or other principal amount at which the debt securities will be issued, and if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable upon acceleration of the maturity of such debt securities;

11)	any addition or change to, or deletion from, any event of default or covenant or other provision set forth in the indenture;

12)	if a person other than Wells Fargo Bank, National Association is to act as trustee for the debt securities, the name and location of the corporate trust office of such trustee;

13)

the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest, if any, on the debt securities shall be payable or denominated if other than dollars and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

14)

if the principal of or premium, if any, or interest, if any, on any debt securities is to be payable, at the election of the operating partnership or a the holders thereof, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest, if any, on the debt securities as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

15)

if the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which those amounts will be determined;

16)	whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

17)	the exchanges, if any, on which the debt securities of the series may be listed;

18)	if the debt securities do not bear interest, the applicable dates for delivery by the trustee of a list of the names and addresses of holders of such debt securities;

19)	the applicability, if any, of the satisfaction and discharge and defeasance and covenant defeasance provisions of the indenture, or any modification thereof;

20)	the date as of which any global security representing outstanding debt securities shall be dated if other than the date of original issuance of the first debt security to be issued;

21)	whether the debt securities will be issued in whole or in part in the form of a global security, and if a global security is issued, whether such form will be permanent or temporary;

22)

if the debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities;

23)

any addition or change to, or deletion from, any covenant relating to the reports by the trustee and the operating partnership, and the covenant under “—Merger, Consolidation and Sale” and “—Covenants” which applies to the debt securities;

24)

whether and under what circumstances the operating partnership will pay additional amounts as contemplated in the indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the operating partnership will have the option to redeem the debt securities in lieu of paying additional amounts;

25)	whether the debt securities will be issued in bearer form;

26)	any security provided for the debt securities;

27)	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

28)

the terms of conversion or exchange of the debt securities, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

29)	the extent and manner, if any, to which payments on the debt securities may be subordinated to other indebtedness of the operating partnership;

30)

whether the debt securities are entitled to the benefits of the guarantee of any subsidiary guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

31)	any change in the right of the trustee or the right of the requisite holders of debt securities to declare the principal amount thereof due and payable; and

32)	any other terms of the debt securities not inconsistent with the provisions of the indenture.

The debt securities may provide for less than the entire principal amount of those debt securities to be payable upon declaration of acceleration of the maturity thereof (“original issue discount securities”). The applicable prospectus supplement will describe special U.S. federal income tax, accounting and other considerations applicable to the original issue discount securities.

Other than to the extent provided with respect to debt securities of a particular series and described in the applicable prospectus supplement, the indenture will not contain any provisions that would limit the ability of the operating partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the operating partnership. However, restrictions on ownership and transfers of Life Storage, Inc.’s common stock and preferred stock in its organizational documents, designed to preserve Life Storage, Inc.’s status as a REIT, may prevent or hinder a change of control. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the operating partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantee

Life Storage, Inc. will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the operating partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same will become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

From time to time, subsidiaries of the operating partnership may join as guarantors under the indenture. Such subsidiaries’ guarantees will be limited to the series of debt securities for which they execute notations of guarantee in accordance with the terms of the indenture, and may be released in connection with:

1)	the sale, by the operating partnership, of the equity interests that it holds in the subsidiary guarantor; and

2)	the occurrence of certain conditions described in the supplemental indenture or related documents adopting the series of debt securities which are the subject of the subsidiary’s guarantee.

The obligations of each guarantor, other than Life Storage, Inc., under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Denominations

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series shall be issuable only in registered form without coupons and, other than securities in global form (which may be of any denomination), will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Payments

Unless otherwise specified in the applicable prospectus supplement, the principal of and premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. However, at the option of the operating partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at a bank account maintained within the United States.

All amounts paid by the operating partnership to a paying agent or a trustee for the payment of the principal of or premium, if any, or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the operating partnership upon its request, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, and the holder of the debt security thereafter may look only to the operating partnership for payment of these amounts.

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of that defaulted interest to be fixed by the trustee or may be paid at any time in any other lawful manner, all in accordance with the indenture. Notice of any special record date will be given to the holder of that debt security not less than 10 days prior to the special record date.

Registration and Transfer

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, of a like aggregate principal amount and tenor, of any authorized denomination upon surrender of such debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer at the corporate trust office of the trustee.

Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the operating partnership. No service charge will be made for any registration of transfer or exchange of any debt securities, but the operating partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by the operating partnership and the guarantors with respect to any series of debt securities, the operating partnership may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that the operating partnership and the guarantors will be required to maintain a transfer agent in each place of payment for that series. The operating partnership and the guarantors may at any time designate additional transfer agents with respect to any series of debt securities.

The operating partnership will be required to:

1)

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

2)	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Merger, Consolidation and Sale

Unless otherwise provided in the applicable prospectus supplement, the operating partnership may consolidate with or merge into any other person or convey, lease or transfer all or substantially all of its assets to any person, provided that the following conditions are satisfied or fulfilled:

1)

either the operating partnership is the continuing entity, or the successor (if other than the operating partnership) formed by such consolidation or into which the operating partnership is merged or the person which acquires by conveyance, lease or transfer all or substantially all of the assets of the operating partnership is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the debt securities and the performance and observance of all of the covenants and conditions contained in the indenture on the part of the operating partnership to be performed or observed;

2)

immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, has occurred and is continuing; and

3)

an officer’s certificate of Life Storage Holdings, Inc. as general partner of the operating partnership and an opinion of counsel is delivered to the trustee each stating that such consolidation, merger conveyance, lease, or transfer and if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable sections of the indenture and that all conditions precedent provided for relating to such transaction have been complied with.

Unless otherwise provided in the applicable prospectus supplement, Life Storage, Inc. may consolidate with, or sell, lease or convey all or substantially all its assets to, or merge with or into, any other entity, provided that substantially the same conditions as above are satisfied or fulfilled.

Covenants

We will set forth in the applicable prospectus supplement any financial covenants applicable to any issue of debt securities.

Provision of Financial Information

Unless otherwise provided in the applicable prospectus supplement, whether or not the operating partnership is subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, the operating partnership will furnish to the trustee (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the operating partnership was required to file such reports and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the operating partnership was required to file such reports, in each case within 15 days after the operating partnership files such reports with the SEC or would be required to file such reports with the SEC if subject to Section 13 or 15(d) of the Exchange Act pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

Waiver of Certain Covenants

The operating partnership and the guarantors may choose not to comply with any term, provision or condition of certain covenants if at any time the holders of at least a majority in principal amount of all the outstanding debt securities, by act of those holders, either waive compliance in that instance or generally waive compliance with that covenant. Except to the extent so expressly waived, and until any waiver becomes effective, the operating partnership’s and the guarantors’ obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Existence

Unless otherwise provided in the applicable prospectus supplement, except as permitted under “Merger, Consolidation or Sale,” each of the operating partnership and the guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (declaration and statutory) and franchises; provided, however, that neither the operating partnership nor any guarantor will be required to preserve any right or franchise if the board of directors of Life Storage Holdings, Inc. as sole general partner of the operating partnership, or the board of directors or analogous body of any subsidiary guarantor, determines that the preservation thereof is no longer necessary or desirable in the conduct of its business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Maintenance of Properties

Unless otherwise provided in the applicable prospectus supplement, each of the operating partnership and the guarantors will cause all of its properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made all as in the judgment of the operating partnership or the applicable guarantor may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that, subject to the covenant described under “Merger, Consolidation and Sale” above, neither the operating partnership nor any guarantor nor any of their respective Subsidiaries will be prevented from selling or otherwise disposing of their properties consistent with the terms of the indenture.

Payment of Taxes and Other Claims

Unless otherwise provided in the applicable prospectus supplement, each of the operating partnership and the guarantors will pay or discharge or cause to be paid or discharged, before becoming delinquent:

1)

all taxes, assessments and governmental charges levied or imposed upon the operating partnership, the applicable guarantor or any of their respective Subsidiaries or upon the income, profits or property of the operating partnership, the applicable guarantor or any of their respective Subsidiaries; and

2)

all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the operating partnership, the applicable guarantor or any of their respective Subsidiaries;

provided, however, that neither the operating partnership nor any guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith.

Payment of Additional Amounts

Unless otherwise provided in the applicable prospectus supplement, each of the operating partnership and the guarantors will pay to any holder of debt securities that is a United States Alien such additional amounts as may be required such that every net payment on the debt securities after deduction or withholding by the operating partnership, the guarantors or any of their paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein) (other than taxes unrelated to the holder’s ownership of the debt securities and certain other taxes), is not less than the amount provided in such debt securities as then due and payable.

Calculation of Original Issue Discount

If applicable, the operating partnership shall file with the trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding debt securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

Insurance

Unless otherwise provided in the applicable prospectus supplement, the operating partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the operating partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Additional Covenants

The applicable prospectus supplement relating to the series of debt securities being offered will describe any additional covenants specific to that series.

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events will be “events of default” with respect to any series of debt securities issued under the indenture:

1)	default for 30 days in the payment of any interest on any debt security of that series;

2)	default in the payment of any principal of or premium, if any, on any debt security of that series when due;

3)	default in making any sinking fund payment as required for any debt security of that series;

4)

default in the performance of any other covenant or warranty of the operating partnership and/or any of the guarantors contained in the indenture with respect to any debt security of that series, which continues for 60 days after written notice as provided in the indenture;

5)

default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of indebtedness of the operating partnership and/or any of the guarantors or any mortgage, indenture or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled within a period of 10 days after the operating partnership’s receipt of written notice executed by holders of at least 25% in principal amount of the outstanding debt securities of that series;

6)

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the operating partnership, Life Storage, Inc., or any of their respective properties;

7)

except as otherwise permitted in the indenture, any guarantee of the debt securities of any series is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or Life Storage, Inc. or any subsidiary guarantor shall deny or disaffirm its obligations under its guarantee with respect to the debt securities of the applicable series; and

8)	any other event of default provided with respect to a particular series of debt securities.

Unless otherwise provided in the applicable prospectus supplement, if an event of default (other than as described in clause (6) above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately by written notice thereof to the operating partnership and Life Storage, Inc. (and to the trustee if given by the holders). If an event of default described in clause (6) above occurs and is continuing, the unpaid principal (or such portion thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, at any time after any acceleration with respect to debt securities of that series, but before a judgment or decree for payment of the amounts due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series may rescind and annul, by written notice, that acceleration and its consequences if (1) the operating partnership or any guarantor has paid or deposited with the trustee all required payments of the principal of and premium, if any, and interest on the debt securities of that series (without giving effect to the acceleration) plus certain fees, expenses, disbursements and, premium, if any, advances of the trustee and (2) all events of default, other than the nonpayment of accelerated principal, premium, if any, or interest with respect to debt securities of that series, have been cured or waived as provided in the indenture. The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default (A) in the payment of the principal of or premium, if any, or interest on any debt security of that series or (B) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the indenture that it has actual knowledge of unless such default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of or premium, if any, or interest on any debt securities of that series or in the payment of any sinking fund installment in respect of any debt securities of that series) if the trustee considers withholding of notice to be in the interest of the holders.

The indenture provides that no holders of debt securities of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of reasonable security or indemnity and no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium, if any, and interest on the debt securities at the respective due date or dates for payment.

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders offer security or indemnity reasonably satisfactory to it (the trustee). The holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee for that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining in the proceeding and the trustee may take any other action deemed proper by such trustee which is not inconsistent with such direction.

Within 120 days after the end of each fiscal year, the operating partnership and Life Storage, Inc. must deliver to the trustee a certificate, signed by one of several specified officers of the general partner of the operating partnership and of Life Storage, Inc., stating the activities of the operating partnership and Life Storage, Inc. have been reviewed and whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of provisions of the indenture applicable to any series may be made only with consent of the holders of more than 50% in principal amount of the outstanding debt securities of each series which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

1)	change the stated maturity of the principal of, or any installment of interest or premium, if any, on, that debt security;

2)

reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption or purchase price of, that debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of that debt security;

3)	change the place of payment, or the currency or currency unit, for payment of principal of, premium, if any, or interest on that debt security;

4)	impair the right to institute suit for the enforcement of any payment on or with respect to that debt security on or after the stated maturity thereof;

5)	reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any debt securities or the time when such redemption, repayment or purchase may be made;

6)

reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

7)

modify or affect in any manner adverse to the holders the terms and conditions of the obligations of any of the guarantors in respect of the due and punctual payments of principal of (or premium, if any) or interest, if any, on or any sinking fund requirements or additional amounts under the guarantees applicable to that debt security; or

8)

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security, subject to certain exceptions.

Modifications and amendments of the indenture may be made by the operating partnership, the guarantors and the trustee without the consent of any holder of debt securities for any of the following purposes:

1)	to evidence the succession of another person to the operating partnership as obligor, or to any of the guarantors under the indenture;

2)

to add to the covenants of the operating partnership or any of the guarantors for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the operating partnership or any of the guarantors in the indenture;

3)

to add events of default for the benefit of the holders of all or any series of debt securities; provided that in respect of any such additional events of default, such addition may contain a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of that or those series of debt securities to which such additional events of default apply to waive such default;

4)	to pledge property to the trustee to secure, or add additional guarantees with respect to, the debt securities;

5)

to change or eliminate any provisions of the indenture, provided that the change or elimination will become effective only when there are no outstanding debt securities of any series created prior thereto which are entitled to the benefit of such provision;

6)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

7)	to establish the form or terms of debt securities of any series;

8)

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

9)

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate a merger or consolidation of the operating partnership or any Guarantor, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

10)	to make any change to the provisions of the indenture to the extent necessary to comply with the Trust Indenture Act or to maintain the qualification of the indenture under the Trust Indenture Act;

11)

to cure any ambiguity, defect or inconsistency in the indenture or to make any other provision with respect to matters or questions arising under the indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect;

12)

to provide for the issuance of any additional debt securities of a series with terms substantially identical to the issued debt securities of that series (which additional debt securities will be treated, together with the already issued debt securities of that series, as a single series of debt securities);

13)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities; or

14)	to reflect the release of any guarantor (other than Life Storage, Inc.) from the debt securities in accordance with the indenture.

The indenture provides that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

1)

debt securities owned by the operating partnership, any of the guarantors or any other obligor upon the debt securities or any affiliate of the operating partnership, any of the guarantors or of that other obligor will be disregarded and deemed not to be outstanding;

2)

the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof (or the U.S. dollar equivalent thereof on the date of original issuance, in the case of debt securities denominated in one or more foreign currencies) that would be due and payable as of the date of determination upon declaration of acceleration of the maturity of that debt security;

3)

the principal amount of a debt security denominated in one or more foreign currencies or currency units that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in clause (2) above); and

4)

debt securities that have been cancelled or delivered to the trustee for cancellation, or for which payment has been made or the redemption amount has been deposited with the trustee as provided in the indenture, will be disregarded.

Meeting of Holders of Debt Securities

The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by the operating partnership or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in each case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

1)	there will be no minimum quorum requirement for the meeting; and

2)

the principal amount of the outstanding debt securities of such series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge; Legal Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the operating partnership and the guarantors may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currency units which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

In addition, the indenture provides that, unless otherwise provided in the applicable prospectus supplement, the operating partnership may elect either:

1)

to defease and discharge itself and the guarantors from any and all obligations with respect to all outstanding debt securities of the particular series (except for the rights of holders of outstanding debt securities of a particular series to receive payments in respect of the principal of and premium, if any, and interest, if any, on such debt securities when such payments are due or on the redemption date solely out of the trust created as set forth in the indenture; the rights, powers, trusts, duties and immunities of the trustee for the debt securities of that series, and the operating partnership and the guarantors’ obligations in connection therewith); the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities; the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, and to hold moneys for payment in trust to repurchase those debt securities at the option of the holders thereof, if applicable; and the obligations that survive as set forth in the indenture) (“legal defeasance”); or

2)

to release itself and the guarantors from their obligations with respect to those debt securities under (A) certain covenants in the indenture related to the preservation of the rights (declaration and statutory) and the operating partnership and the guarantors franchises, maintenance of insurance and payment of material taxes and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”);

in either case upon the irrevocable deposit by the operating partnership or the guarantors with the trustee, in trust, of any amount, in such currency or currency units in which those debt securities are payable at stated maturity, or Government Obligations, or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the written opinion of a nationally recognized investment bank , appraisal firm or firm of independent public accountants, to pay the principal of and premium, if any, and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.

This trust may only be established if, among other conditions, the operating partnership has delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance, as the case may be, had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

In the event the operating partnership effects covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected (which covenants would no longer be applicable to those debt securities), the amount in the currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such event of default. However, the operating partnership and the guarantors would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

The terms and conditions, if any, upon which the debt securities of any series will be subordinated to other indebtedness of the operating partnership, including the debt securities of other series, will be set forth in the applicable prospectus supplement. These terms will include a description of the indebtedness ranking senior to the debt securities of that series, the restrictions on payments to the holders of the debt securities of that series while a default with respect to the senior indebtedness is continuing, the restrictions, if any, on payments to the holders of the debt securities of that series following an event of default, and provisions requiring holders of the debt securities of that series to remit certain payments to holders of senior indebtedness.

Governing Law

The indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System and Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more securities in global form that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to that series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or “DTC,” as depository. Unless otherwise indicated, global securities will be issued in fully registered form and in either temporary or permanent form. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

The following description of the operations and procedures of DTC, are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The operating partnership takes no responsibility for these operations and procedures, or the description of them below, and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuer that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act, DTC holds securities for participants (as defined below) and facilitates the settlement of securities transactions, such as transfers and pledges, in deposited securities between participants through electronic computerized book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include the underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“participants”). DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to other such banks, securities brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.

The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement. We anticipate that, unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

The applicable prospectus supplement will state whether the global securities will be issued in certificated or book-entry form. If the global securities are to be issued in book-entry form, we expect that upon the deposit of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of participants. These accounts will be designated by the underwriters, dealers or agents with respect to the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

We expect that, for the global securities deposited with DTC, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of the operating partnership, the guarantors, the trustee, any paying agent and the security registrar will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security. Transfers between the participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

Unless otherwise specified in the applicable prospectus supplement or the actual global security, so long as the depository for a global security or its nominee is the registered owner of the book-entry global security, the depository or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement or the global security, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by the global security registered in their names, will not receive or be entitled to receive delivery of debt securities in definitive certificated form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any rights of a holder under the applicable indenture. Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those DTC participants to whose accounts the global securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Payments of principal of and premium, if any, and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, the operating partnership, the guarantors, the trustee, any paying agent and the security registrar may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, none of the operating partnership, the guarantors, the trustee, any paying agent and the security registrar has or will have any responsibility or liability for the payment of those amounts to beneficial owners of debt securities (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, and will be the responsibility of the participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. None of the operating partnership, the guarantors, the trustee, any paying agent and the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining any records with respect thereto.

None of the operating partnership, the guarantors, the trustee, any paying agent and the security registrar will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and the operating partnership, the guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the operating partnership within 90 days, the operating partnership will issue definitive certificated debt securities in exchange for the global security representing those debt securities. If an event of default has occurred and is continuing with respect to the debt securities of any series, the operating partnership will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities of such series. In addition, the operating partnership may at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement or the global security relating to the debt securities, determine not to have any of the debt securities represented by one or more global securities and in such event will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited outside of the United States with a depository, or with a nominee for the depository, identified in the applicable prospectus supplement and/or global security. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement and/or global security.

Certain Definitions

The following are certain defined terms used in this prospectus and the indenture. We refer you to the indenture for the complete definition of all defined terms, as well as any other capitalized terms used in this prospectus or the applicable prospectus supplement for which no definition is provided (Section 101).

For purposes of the following definitions and the indenture generally, all calculations and determinations will be made in accordance with generally accepted accounting principles and will be based upon the consolidated financial statements of the operating partnership and its Subsidiaries prepared in accordance with generally accepted accounting principles.

“Bank Credit Facility” means the Sixth Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 10, 2014 among Life Storage, Inc. and the operating partnership, Wells Fargo Bank, National Association, Manufacturers and Traders Trust Company and certain other lenders a party thereto or which may become a party thereto (collectively, the “Lenders”), Manufacturers and Traders Trust Company, as administrative agent for itself and the other Lenders, Wells Fargo Bank, National Association, as syndication agent, and U.S. Bank National Association, HSBC Bank USA, National Association, PNC Bank, National Association, and SunTrust Bank as co-documentation agents, for themselves and the other Lenders, as the same may be amended, restated, modified, renewed, refunded, supplemented, replaced or refinanced in whole or in part from time to time.

“Government Obligations” means securities which are:

1)	direct obligations of the United States of America or the government which issued the currency in which the debt securities of a particular series are payable; or

2)

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, or the government which issued the currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed by such government;

3)

which in either case, are full faith and credit obligations of the United States of America or that other government, and are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by that custodian for the account of the holder of a depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of that depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Subsidiary” means, as to any person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of stock of such corporation shall have or might have voting power by reason of the lapse of time or the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company, trust or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest or 50% Capital Percentage at any time. For the purpose of this definition, “Capital Percentage” means, with respect to the interest of Life Storage, Inc., the operating partnership or one of its Subsidiaries in any partnership, association, joint venture, limited liability company, trust or other entity, the percentage interest of such partnership, association, joint venture, limited liability company, trust or other entity based on the aggregate amount of net capital contributed by Life Storage, Inc., the operating partnership or such Subsidiary in such partnership, association, joint venture, limited liability company, trust or other entity at the time of determination relative to all capital contributions made in such partnership, association, joint venture, limited liability company, trust or other entity at such time of determination.

“United States Alien” means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus and any related prospectus supplement may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities may not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

RESTRICTIONS ON TRANSFER/OWNERSHIP LIMITS

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals, which is defined in the Code to include some entities, during the last half of a taxable year. We refer to this requirement as the “five or fewer test.” Also, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Our charter contains restrictions on the ownership and transfer of shares of our stock intended, among other purposes, to ensure compliance with these requirements. Subject to exceptions described below, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, shares of our stock in excess of 9.8% of the aggregate value of our outstanding stock. We refer to this limit as the “ownership limit.” Under the Code, some entities will be disregarded for purposes of the five or fewer test, and the beneficial owners of those entities will be counted as holders of our stock. Those entities include pension trusts qualifying under Section 401(a) of the Code, United States investment companies registered under the Investment Company Act of 1940, corporations, trusts and partnerships. Our charter limits these entities to holdings of no more than 15% of the aggregate value of our shares of stock. We refer to this limit as the “look-through ownership limit.” Any transfer of shares of our stock or any security convertible into shares of our stock that would create a direct or indirect ownership of shares of our stock in excess of the ownership limit or the look-through ownership limit or that would result in our disqualification as a REIT, including any transfer that results in the shares of stock being owned by fewer than 100 persons or results in us being “closely held” within the meaning of Section 856(h) of the Code, is deemed to be null and void, and the intended transferee will acquire no rights to the shares of our stock. These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. Our board of directors may, in its sole discretion, exempt a person from the ownership limit or the look-through ownership limit if the board receives such representations and undertakings that are reasonably necessary to ascertain that no individual’s ownership of our outstanding stock will violate the ownership limit or look through ownership limit and such person agrees that any violation or attempted violation will result in such shares being designated as shares in trust, as described below. Prior to granting any exceptions, board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors as the board may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as the board deems appropriate. Waivers have been granted to the former holders of our Series C preferred stock, FMR Corporation, Cohen & Steers, Inc. and Invesco Advisers, Inc.

Stock owned, or deemed to be owned, or transferred to a shareholder in excess of the ownership limit or the look-through ownership limit or that causes us to be treated as “closely-held” under Section 856(h) of the Code or is otherwise not permitted as provided above, will be designated shares in trust. Shares in trust will be transferred, by operation of law, to a person unaffiliated with us that is designated by our board of directors as trustee of a trust for the benefit of one or more charitable organizations. We refer to this trust as the “share trust.” While shares in trust are held in the share trust

•	The shares in trust will remain issued and outstanding shares of our common or preferred stock and will be entitled to the same rights and privileges as all other shares of the same class or series,

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The trustee will receive all dividends and distributions on the shares in trust for the share trust and will hold those dividends or distributions in trust for the benefit of one or more designated charitable beneficiaries, and

•	The trustee will vote all shares in trust.

Any vote cast by the proposed transferee in respect of the shares in trust prior to our discovery that those shares have been transferred to the share trust will, subject to applicable law, be rescinded and void. Any dividend or distribution paid to a proposed transferee or owner of shares in trust prior to our discovery that those shares have been transferred to the share trust will be required to be repaid upon demand to the trustee for the benefit of one or more charitable beneficiaries.

The trustee may, at any time the shares in trust are held in the share trust, transfer the interest in the share trust representing the shares in trust to any person whose ownership of the shares of stock designated as shares in trust would not cause the shares in trust to be transferred to a share trust and redesignated as shares in trust, and provided that the permitted transferee purchases those shares for valuable consideration. Upon that sale, the proposed original transferee will receive the lesser of

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The price paid by the original transferee shareholder for the shares of stock that were transferred to the share trust, or if the original transferee shareholder did not give value for those shares, the average closing price for the five consecutive trading days ending on the date of the transfer causing the shares to be held in trust, and

•	The price received by the trustee from that sale.

Any amounts received by the trustee in excess of the amounts paid to the proposed transferee will be distributed to one or more charitable beneficiaries of the share trust.

If the transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of shares held in the share trust may be deemed, at our option, to have acted as our agent in acquiring the shares in trust and to hold the shares in trust on our behalf.

In addition, we have the right, for a period of 90 days during the time any shares of shares in trust are held by the trustee, to purchase all or any portion of the shares in trust from the share trust at the lesser of

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The price initially paid for those shares by the original transferee-shareholder, or if the original transferee-shareholder did not give value for those shares, the average closing price for the five consecutive trading days ending on the date of the transfer causing the shares to be held in trust, and

•	The average closing price of the class of shares of those shares in trust for the five consecutive trading days ending on the date we elect to purchase those shares.

The 90-day period begins on the date of the violative transfer if the original transferee-shareholder gives notice to us of the transfer or, if no notice is given, the date our board of directors determines that a violative transfer has been made.

All certificates representing shares of our stock bear a legend referring to the restrictions described above.

Each person who owns, or is deemed to own, more than 5% of the value or number of shares of our outstanding stock must give written notice to us of the name and address of the owner, the number of shares of outstanding stock owned and a description of how those shares are held. Also, each shareholder must upon demand disclose to us in writing any information with respect to the direct, indirect and constructive ownership of stock as our board of directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine such compliance and ensure compliance with the ownership limit.

The ownership limit, the look-through ownership limit and the other restrictions on ownership and transfer could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our common stock or otherwise be in the best interest of our shareholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF

OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter, and our Bylaws. Our charter and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Removal of Directors

Our charter provides that a director may be removed only for cause (as defined in the charter) and only by the affirmative vote of not less than two-thirds of the votes entitled to be cast in the election of directors.

Business Combinations

Under the Maryland Business Combination Act, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland Business Combination Act, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The Maryland Business Combination Act permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving the initial purchasers of our Series C preferred stock and any affiliate or associate of an initial purchaser being the beneficial owner of not more than 12% of the outstanding common stock of the Company at any time issued and outstanding (determined in accordance with the Maryland Business Combination Act), provided that such beneficial ownership is not with a purpose or effect of changing or influencing control of the Company or in connection with or as a participant in any transaction having that purpose or effect which, as a result thereof would require a filing of a Schedule 13D under the Exchange Act. Consequently, the five-year prohibition and the super-majority vote requirements likely will not apply to business combinations between us and any of them. As a result, these parties may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The Maryland Business Combination Act may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply: (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.

Amendment to the Charter

Our charter may be amended only if advised by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Dissolution of the Company

The dissolution of our Company must be advised by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the board of directors, or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in the Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any other such business and who has complied with the advance notice procedures of the Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting at which directors are to be elected may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting at which directors are to be elected may be made only (i) by or at the direction of the board of directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with the Bylaws and that has supplied the information required by the Bylaws about each individual whom the stockholder proposes to nominate for election as director, or (iii) provided that the special meeting has been called in accordance with the Bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of giving of notice provided for in the Bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of the Bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•

a provision that a special meeting of stockholders must be called upon stockholder request only on the written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.

Through provisions in our charter and Bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from the board, (b) vest in the board the exclusive power to fix the number of directorships, and (c) require, unless called by our Chairman of the Board, CEO, President or Board of Directors, the request of holders entitled to cast a majority of the votes entitled to be cast at the meeting to call a special meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The business combination provisions and, if the applicable provision in our Bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our charter regarding removal of directors, the votes required to approve extraordinary actions and the advance notice provisions of our Bylaws could delay, defer or prevent a transaction or a change in control of Life Storage that might involve a premium price for holders of our common stock or otherwise be in their best interest.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material federal income tax consequences relating to the taxation of us as a REIT and the acquisition, ownership and disposition of our (i) common shares and (ii) fixed rate debt securities that are not original issue discount or zero coupon debt securities and are acquired in the initial offering and the offering price. If we offer debt securities or equity securities other than common stock or fixed rate debt securities, information about any additional or different income tax consequences to holders of those securities will be included in the documents pursuant to which those securities are offered.

For purposes of this section under the heading “Federal Income Tax Considerations,” references to “we,” “our” and “us” mean only Life Storage, Inc. and not its subsidiaries or other lower-tier entities or predecessor, except as otherwise indicated. References to the “operating partnership” mean Life Storage LP, our operating partnership. The following discussion is not exhaustive of all possible tax considerations and is not tax advice. The provisions of the Internal Revenue Code, or the Code, governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated under the Code, and the administrative and judicial interpretations of the Code, rules and regulations.

This summary is based upon the Code, the regulations promulgated by the Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the Internal Revenue Service, or IRS, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been sought from the IRS regarding any matter discussed in this summary. This summary is also based upon the assumption that our operation and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with applicable organizational documents and agreements, and is not intended to be, and should not be construed as, tax advice.

This summary does not purport to discuss all aspects of federal income taxation that may be important to a particular holder in light of its investment or tax circumstances, or to holders subject to special tax rules, such as:

•	expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and, except to the extent discussed below;

•	accrual basis taxpayers subject to special tax accounting rules as a result of their use of financial statements;

•	tax-exempt organizations; and

•	non-U.S. shareholders (as defined below).

This summary assumes that shareholders will hold our common stock as capital assets, which generally means as property held for investment.

THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK OR FIXED RATE DEBT SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK OR FIXED RATE DEBT SECURITIES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK OR FIXED RATE DEBT SECURITIES.

Taxation of Life Storage

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1995. We believe that we have been organized and have operated in a manner which has qualified us for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1995. We intend to continue to operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code. Accordingly, there is no assurance that we have operated or will continue to operate in a manner that will allow us to qualify as a REIT. Furthermore, legislative, administrative or judicial action may change, perhaps retroactively, the anticipated income tax treatment described in this prospectus. It is possible that we may be unable to meet those changed requirements. The law firm of Phillips Lytle LLP has acted as our tax counsel since our initial public offering in 1995. In the opinion of Phillips Lytle LLP, we have been organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ended December 31, 1995, and our method of operation as represented by us to Phillips Lytle LLP will enable us to continue to meet the requirements for REIT qualification. This opinion is based on various assumptions and factual representations and covenants made by our management regarding our organization, assets, the present and future conduct of our business operations, the fair market value of our investments in taxable REIT subsidiaries and other items regarding our ability to meet the various requirements for qualification as a REIT, and Phillips Lytle LLP assumes that such representations and covenants are accurate and complete. REIT qualification depends upon our ability to meet the various requirements imposed under the Code through actual operating results, as discussed below. Phillips Lytle LLP will not review these operating results, and no assurance can be given that actual operating results will meet these requirements. The opinion of Phillips Lytle LLP is not binding on the IRS. In addition, the opinion of Phillips Lytle LLP is based upon existing law, Treasury regulations, currently published administrative positions of the IRS and judicial decisions, which are subject to change either prospectively or retroactively.

Taxation of REITS in General

In any year in which we qualify as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our “REIT taxable income” (generally, taxable income subject to specified adjustments, including a deduction for dividends paid, and excluding net capital gain) that is currently distributed to shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders. Shareholders generally will be subject to taxation on dividends (other than designated capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates. Qualification for taxation as a REIT enables the REIT and its shareholders to substantially eliminate the “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation. Regular corporations (non-REIT “C” corporations) generally are subject to federal corporate income taxation on their net income and shareholders of regular corporations are subject to tax on any dividends that they receive. Shareholders of non-REIT “C” corporations who are subject to individual income tax rates generally are taxed on dividends they receive at capital gain rates, which for individuals are lower than ordinary income rates, and corporate shareholders of non-REIT “C” corporations receive the benefit of a dividends-received deduction that substantially reduces the effective rate that they pay on such dividends. Income earned by a REIT and distributed currently to its shareholders generally will be subject to lower aggregate rates of federal income taxation than if such income were earned by a non-REIT “C” corporation, subject to corporate income tax, and then distributed to shareholders and taxed at the income tax rates applicable to those shareholders.

Shareholders who are individual U.S. shareholders (as defined below) are taxed on corporate dividends from a non-REIT “C” corporation at a federal income tax rate of 20% for taxpayers in the highest income tax bracket or a maximum federal income tax rate of 15% for taxpayers in lower tax brackets under the Code (the same rates as long-term capital gain rates), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. shareholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which are currently subject to a maximum federal income tax rate of 37% for taxable years beginning on or after January 1, 2018 through December 31, 2025. Effective for taxable years beginning on or after January 1, 2018 through December 31, 2025, individual U.S. shareholders may deduct 20% of their dividends from us and other entities that are taxed as REITs (excluding qualified dividend income and capital gains dividends). For individual U.S. shareholders in the top marginal tax bracket of 37%, the deduction for REIT dividends yields an effective income tax rate of 29.6% on REIT dividends.

Even if we qualify as a REIT, however, we will be subject to federal income tax in the following respects:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gain.

•	For taxable years beginning prior to January 1, 2018, we may be subject to alternative minimum tax on our undistributed items of tax preference, if any.

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If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at a 21% corporate tax rate on that income.

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If we have net income from prohibited transactions, which are in general certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, that income will be subject to a 100% tax.

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If we should fail to satisfy either the 75% or 95% gross income test, which are discussed below, but have nonetheless maintained our qualification as a REIT because other requirements have been met, we will be subject to a 100% tax on (i) the gross income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by (ii) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, by larger than a de minimis amount, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 21% of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may maintain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for that year, (ii) 95% of our REIT capital gain net income for that year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distributions over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years), plus (y) retained amounts on which income tax is paid at the corporate level;

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We will be subject to a 100% penalty tax on certain rental income we receive when a taxable REIT subsidiary provides services to our tenants, on certain expenses deducted by a taxable REIT subsidiary on payments made to us and, effective for taxable years beginning after December 31, 2015, on income for services rendered to us by a taxable REIT subsidiary, if the arrangements among us, our tenants, and our taxable REIT subsidiary do not reflect arm’s-length terms.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below.

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our tenants and/or our “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire any assets from a non-REIT “C” corporation in a carry-over basis transaction that have a fair market value at the time we acquire those assets in excess of their adjusted tax basis and dispose of them within the applicable recognition period related to such assets (in each case, we refer to the excess as “built-in gain”), then, to the extent of the built-in gain, this gain generally will be subject to a tax at the regular corporate rate (currently 21%).

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid. An adjustment would be made to increase the shareholder’s basis in our common shares.

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We may have subsidiaries or own interests in other lower-tier entities that are “C” corporations, including our taxable REIT subsidiary, the earnings of which will be subject to federal corporate income tax.

If we are subject to taxation on our REIT taxable income or subject to tax due to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a non-REIT “C” corporation, some of the dividends we pay to our shareholders during the following year may be subject to tax at the reduced capital gain rate, rather than at ordinary income rates. See “— Taxation of Our U.S. Shareholders” beginning on page 52.

In addition, notwithstanding our status as a REIT, we may have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner as they are treated for federal income tax purposes, and our subsidiaries that are not subject to federal income tax may have to pay state and local income taxes, because not all states and localities treat these entities in the same manner as they are treated for federal income tax purposes. Moreover, our taxable REIT subsidiary (as further described below) is subject to federal corporate income tax on its net income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

To qualify as a REIT, we must meet the requirements, discussed below, relating to our organization, sources of income, nature of assets and distributions of income to shareholders. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to specified provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

at all times during the last half of each taxable year, not more than 50% in value of the outstanding shares of which are owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals;

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury regulations promulgated thereunder;

(9)	that has at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year; and

(8)	that meets other tests, described below, regarding the nature of its income and assets, and the amount of its distributions.

The Code provides that conditions (1) through (4) above must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) above, which we refer to as the “100 shareholder” and “five or fewer” requirements, do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and do not know, or by exercising reasonable diligence, would not have known, of a failure to meet condition (6) above, then we will be treated as having met the condition. Prior to the closing of our initial public offering in 1995, we did not satisfy several of the conditions above. Our initial public offering allowed us to satisfy the 100 shareholder and five or fewer requirements. We believe that we have been organized, have operated and have issued sufficient shares of beneficial ownership with sufficient diversity of ownership to allow us to satisfy the above conditions. In addition, our organizational documents contain restrictions regarding the transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. Specifically, the ownership restrictions in our charter generally prohibit the actual or constructive ownership of more than 9.8% of the aggregate value of our outstanding stock, unless an exception is established by the board of directors. The restrictions provide that if, at any time, for any reason, those ownership limitations are violated or more than 50% in value of our outstanding stock otherwise would be considered owned by five or fewer individuals, then the number of shares of stock necessary to cure the violation will automatically and irrevocably be transferred from the person causing the violation to a trust for the benefit of designated charitable beneficiaries. See “Restrictions on Transfer/Ownership Limits,” beginning on page 29.

The REIT protective provisions of our charter are modeled after certain arrangements that the IRS has ruled in private letter rulings will preclude a REIT from being considered to violate the ownership restrictions so long as the arrangements are enforceable as a matter of state law and the REIT seeks to enforce them as and when necessary. There can be no assurance, however, that the IRS might not seek to take a different position concerning us (a private letter ruling is legally binding only as to the taxpayer to whom it was issued, and we have not sought a private ruling on this issue) or contend that we failed to enforce these various arrangements. Accordingly, there can be no assurance that these provisions necessarily will preserve our REIT status. If we fail to satisfy these share ownership requirements described in conditions (5) and (6) above, we will fail to qualify as a REIT.

As discussed in condition (8) above, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Since we became a REIT in 1995, our taxable year has been the calendar year.

As discussed in condition (9) above, to qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. As a result of our formation in 1995, we succeeded to the tax attributes of a non-REIT “C” corporation. We do not believe that we have acquired any undistributed non-REIT “C” corporation earnings and profits in 1995 or ortherwise. However, there can be no assurance that the IRS would not contend otherwise on a subsequent audit.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s gross income, in each case, based on its pro rata share of capital interests in the partnership, for purposes of the asset and gross income tests applicable to REITs, as described below. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest (including our interest in the operating partnership and its equity interests in lower-tier partnerships), is treated as our assets and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT.

In order to provide us with flexibility, we own the properties through the operating partnership or joint ventures owned by the operating partnership. We hold a limited partnership interest in the operating partnership. As of March 31, 2018, our aggregate holding in the operating partnership is 99.5% which is comprised of our direct limited partnership interest and the interest of our wholly-owned subsidiary, Life Storage Holdings, Inc., which holds a general partner interest in the operating partnership. Life Storage Holdings, Inc. is a “qualified REIT subsidiary” as defined in Section 856(i) of the Code. A qualified REIT subsidiary is any corporation that is 100% owned by a REIT at all times during the period the subsidiary is in existence. Under Section 856(i) of the

Code, a qualified REIT subsidiary is not treated as a separate corporation from the REIT, and all assets, liabilities, income, deductions, and credits of the qualified REIT subsidiary are treated as assets, liabilities, income, deductions and credits, as the case may be, of the REIT. Because Life Storage Holdings, Inc. is a qualified REIT subsidiary, it is not subject to federal income tax, although it may be subject to state and local tax in some states.

Recent legislation may alter who bears the liability in the event any subsidiary partnership is audited and an adjustment is assessed. Congress recently revised the rules applicable to federal income tax audits of partnerships (such as certain of our subsidiaries) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs, and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of a subsidiary partnership.

Taxable Subsidiaries. A REIT, in general, may jointly elect with a subsidiary, whether or not wholly owned, to treat the subsidiary as a taxable REIT subsidiary by filing a Form 8875 with the IRS. The separate existence of a taxable REIT subsidiary or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the subsidiary earns. Rather, the shares issued by such a subsidiary are assets in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from such subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a REIT does not include the assets and income of such taxable REIT subsidiaries in determining the REIT’s compliance with the REIT requirements, such entities may be used by the REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries.

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. First, for taxable years beginning after December 31, 2017, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made directly or indirectly to its REIT parent, as described below in “—New Interest Deduction Limitation Enacted by H.R.1.” In addition, if amounts are paid to a REIT or deducted by a taxable REIT subsidiary due to transactions between a REIT, its tenants and/or a taxable REIT subsidiary, exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Furthermore, effective for taxable years beginning after December 31, 2015, an excise tax of 100% is imposed on a REIT with respect to the gross income of a taxable REIT subsidiary that is attributable to services provided to, or on behalf of, the REIT (and not to services provided to tenants), less properly allocable deductions, to the extent that the amount of such income is less than the amount that would be paid to a party in an arm’s-length transaction. We have elected to have our subsidiary Life Storage Solutions, LLC taxed as a taxable REIT subsidiary for federal income tax purposes.

Gross Income Tests

To maintain qualification as a REIT, two gross income requirements must be satisfied annually. First, at least 75% of our gross income, excluding gross income from certain dispositions of property held primarily for sale to customers in the ordinary course of a trade or business, which we refer to as “prohibited transactions,” certain hedging transactions and certain foreign currency transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property” and interest in certain circumstances, dividends or other distributions on, and gain from the sale of, shares in other REITs, and income from certain types of temporary investments. We refer to this requirement as the “75% income test.” Second, at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency transactions, for each taxable year must be derived from some combination of income that qualifies under the 75% income test, as well as other dividends, interest (including, for taxable years beginning after December 31, 2015, interest income from debt instruments issued by publicly offered REITs) and gain from the sale or disposition of stock or securities (including, for taxable years beginning after December 31, 2015, gain from the sale or other disposition of debt instruments issued by publicly offered REITs) or from any combination of the foregoing. We refer to this requirement as the “95% income test.” A “publicly -offered REIT” is a real estate investment trust which is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Rents received or deemed to be received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

(1)

The amount of rent generally must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales.

(2)

The Code provides that rents from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of that tenant, in which case we refer to the tenant as a “related party tenant.” Under a “limited rental exception” rule, however, rents received from a related party tenant that is our taxable REIT subsidiary will be included in the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, if a lease with a “controlled taxable REIT subsidiary” is modified, and the rents payable by such taxable REIT subsidiary are increased on account of the modification, the increase in rents will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own shares possessing more than 50% of the voting power or more than 50% of the total value of outstanding shares of such taxable REIT subsidiary.

(3)

If rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property.”

(4)

For rents to qualify as “rents from real property,” the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. A REIT may, however, directly provide services with respect to its properties and the income will qualify as “rents from real property” if the services are “usually or customarily rendered” in connection with the rental of a room or other space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, a REIT may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such case, only the amounts for non-customary services are not treated as rents from real property. The rest of the rent will be qualifying income. If the impermissible tenant service income with respect to a property exceeds 1% of our total income from that property, then all of the income from that property will fail to qualify as rents from real property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, REITs are permitted to provide services to tenants or others through a taxable REIT subsidiary without disqualifying the rental income received from tenants for purposes of the REIT income tests.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not, and do not intend to, (a) charge rent that is based in whole or in part on the income or profits of any person; (b) derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents; or (c) receive rent from related party tenants, except to the extent permitted under the limited rental exception described above.

For approximately 10 months in 2004, we allowed new tenants to use trucks without charge for a limited period of time as an inducement for the new tenants to lease space in our facilities. We have treated the rental of trucks as the rental of personal property in connection with the rental of real property. Generally, the 15% personal property test is applied on a lease-by-lease basis. However, the Treasury regulations allow a REIT that rents all (or a portion) of the units in a multiple unit project under substantially similar leases to apply the 15% test on an aggregate basis for the rents received under such substantially similar leases. All of our leases at each self-storage property are substantially similar, except for the cost of the unit which varies by the size of the unit. We apply the 15% test on an aggregate basis at each of our facilities. There can be no assurance that the IRS will not successfully challenge our position that the lease of the trucks should be treated as the rental of personal property in connection with real property or our methodology for determining the portion of each lease attributable to personal property. If the IRS successfully challenged our position, we could have failed to satisfy the gross income tests in 2004. This could prevent us from qualifying as a REIT. See “Taxation of Life Storage — Failure to Qualify” beginning on page 49 for a discussion of the consequences if we fail to meet this test.

We provide certain services with respect to the properties. We believe that the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants and, therefore, that the provision of those services will not cause rents received with respect to the properties to fail to qualify as rents from real property.

Prior to 2007, we earned administrative fees from a third party insurance company on personal property insurance sold to some of our tenants by such insurance company. We believe that the insurance contract provided by the insurance company was not a service provided by the insurance company and that fees we earned would not be impermissible tenant service income. If the IRS successfully challenged our position on this issue, all rents from a property would not qualify for purposes of the income tests if the fee income and any other impermissible tenant service income from that property exceeded 1% of the income from that property. This could have caused us to fail the gross income tests in 2007. This could prevent us from qualifying as a REIT. See “Taxation of Life Storage — Failure to Qualify” on page 49 for a discussion of the consequences if we fail to meet this test.

Prior to April 2012, we also earned management fees from our management of property held by joint ventures in which we are investors. For purposes of the gross income tests, income earned from management fees generally constitutes nonqualifying income. Existing Treasury regulations do not address the treatment of management fees derived by a REIT from a partnership in which the REIT holds a partnership interest, but the IRS has issued a number of private letter rulings holding that the portion of the management fee that corresponds to the REIT’s interest in the partnership, in effect, is disregarded in applying the 95% gross income test when the REIT holds a “substantial” interest in the partnership. We have disregarded the portion of management fees derived from the joint venture partnerships in which we are a partner that corresponds to our interest in these partnerships in determining the amount of our nonqualifying income. There can be no assurance, however, that the IRS would not take a contrary position with respect to us, either rejecting the approach set forth in the private letter rulings mentioned above or contending that our situation is distinguishable from those addressed in the private letter rulings. This could have caused us to fail the gross income tests in 2012. This could prevent us from qualifying as a REIT. See “Taxation of Life Storage — Failure to Qualify” on page 49 for a discussion of the consequences if we fail to meet this test.

Our share of any dividends received from our corporate subsidiaries that are not taxable REIT subsidiaries will qualify for purposes of the 95% gross income test but not for purposes of the 75% income test. We do not anticipate that we will receive sufficient dividends to cause us to exceed the limit on nonqualifying income under the 75% income test.

“Interest” generally will be nonqualifying income for purposes of the 75% or 95% income tests if it depends in whole or in part on the income or profits of any person. However, interest based on a fixed percentage or percentages of receipts or sales may still qualify under the gross income tests. We have received interest payments from our taxable REIT subsidiaries and our joint ventures that will constitute qualifying income for purposes of the 95% income test but not the 75% income test. We do not anticipate that these amounts of interest will affect our ability to qualify under the 75% income test.

If we fail to satisfy one or both of the 75% or 95% tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under specified provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal income tax return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on that income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above, even if these relief provisions apply, a 100% tax would be imposed on the greater of the amount by which we fail either the 75% or 95% income test, multiplied by a fraction intended to reflect our profitability.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. Under the first test, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. We refer to this requirement as the “75% asset test.” For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain kinds of mortgage-backed securities and mortgage loans. Effective for taxable years beginning after December 31, 2015, “real estate assets” also include certain debt instruments of publicly offered REITs, interests in mortgages on interests in real property, personal property to the extent that rents attributable to the property are treated as rents from real property under the applicable Code section, and a mortgage secured by real property and personal property, provided that the fair market value of the personal property does not exceed 15% of the total fair market value of all personal property.

Assets that do not qualify for purposes of this 75% asset test are subject to the additional asset tests described below.

The second asset test is that the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 20% (25% for taxable years beginning on or after July 31, 2008 and ending on or before December 31, 2017) of the value of our gross assets. Fifth, effective for taxable years beginning after December 31, 2015, no more than 25% of the value of a REIT’s total assets may be represented by “nonqualified publicly offered REIT debt instruments.” A “nonqualified publicly offered REIT debt instrument” is any real estate asset which would cease to be a real estate asset if the definition of a real estate asset was applied without regard to the reference to debt instruments issued by publicly offered REITs.

The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% asset test described above.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We believe that we have maintained and we intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take those other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

We believe that our holdings of securities and other assets will continue to comply with the asset tests, and we intend to monitor compliance with such tests on an ongoing basis. However, the values of some of our assets, including the securities of our taxable REIT subsidiary, may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not satisfy the asset tests.

We would not lose our REIT status as the result of a failure of the 5% test or the 10% value test if the value of the assets causing the violation did not exceed the lesser of (i) 1% of the value of our assets at the end of the quarter in which the violation occurred or (ii) $10,000,000 and we were to cure the violation by disposing of assets within six months of the end of the quarter in which we identified the failure. In addition, for a failure of the 5% test, the 10% vote test or the 10% value test that is larger than this amount, and for a failure of the 75% asset test, the 25% test, or the 20% (25% for taxable years beginning on or after July 31, 2008 and ending on or before December 31, 2017) taxable REIT subsidiary asset test, we would not lose our REIT status if the failure were for reasonable cause and not due to willful neglect and we were to (i) file a schedule with the IRS describing the assets causing the violation, (ii) cure the violation by disposing of assets within six months of the end of the quarter in which we identified the failure and (iii) pay a tax equal to the greater of $50,000 or the product derived by multiplying the highest federal corporate income tax rate by the net income generated by the non-qualifying assets during the period of the failure. It is not possible, however, to state whether in all cases we would be entitled to these relief provisions.

Annual Distribution Requirements

To qualify as a REIT, we are required to make distributions, other than distributions of capital gain dividends, to our shareholders in an amount at least equal to:

(a)	The sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction and our net capital gain, and

•	90% of our net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

(b)	the sum of specified items of our non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, payable to shareholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and paid with or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

For taxable years ending before January 1, 2015, in order for distributions to have been counted towards our distribution requirement, and to provide us with a tax deduction, they must not have been “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. Effective for our taxable year that began on January 1, 2015 and all future taxable years, preferential dividends distributed by us may be taken into account for purposes of determining our dividends-paid deduction so long as we continue to qualify as a publicly offered REIT for purposes of the dividends-paid deduction for preferential dividends.

To the extent that we distribute less than 100%, but at least 90%, of our net taxable income, we will be subject to federal income tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gain and pay tax on such gain. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gain in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is expected that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute any greater amount as may be necessary to avoid income and excise taxation, due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of that income and deduction of those expenses in arriving at our taxable income, or if the amount of nondeductible expenses, such as principal amortization or capital expenditures, exceed the amount of non-cash deductions. In the event that those timing differences occur, we may find it necessary to arrange for borrowings, if possible, in order to meet the distribution requirement.

Under amendments to Section 451 of the Code made by H.R.1, subject to certain exceptions, we must accrue income for federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, as a result of H.R.1, Section 162(m) of the Code no longer allows public companies to exceed the $1 million limit on the deduction for executive compensation to certain executive officers when the compensation is qualified as “performance –based compensation.” The changes under Section 162(m) are generally effective for taxable years beginning after December 31, 2017, but there is a grandfathering rule for compensation paid pursuant to a written, binding contract that was in effect on November 2, 2017, which was not modified in any material respect on or after that date.

As a REIT, we are generally not subject to federal income taxes other than through our taxable REIT subsidiary. Moreover, the IRS has previously issued private letter rulings holding that, under certain circumstances, Section 162(m) does not apply to compensation paid to employees of a REIT’s operating partnership. We therefore should not be subject to the Section 162(m) limits with respect to compensation paid by our operating partnership or its subsidiaries to our executive officers for services to our operating partnership. However, if we make compensation payments at the RIET level or if Section 162(m) is deemed to apply to our operating partnership or our taxable REIT subsidiary, we may be required to make additional distributions to shareholders to comply with our REIT distribution requirements and eliminate our federal income tax liability, and a larger portion of shareholder distributions that would otherwise have been treated as a return of capital may be subject to federal income tax as dividend income as a result of our increased taxable income. Any such compensation allocated to our taxable REIT subsidiary, whose income is subject to federal income tax, would result in an increase in income taxes due to the inability to deduct such compensation.

Under some instances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which dividends may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest to the IRS, based upon the amount of any deduction taken for deficiency dividends.

New Interest Deduction Limitation

For taxable years beginning after December 31, 2017, Section 163(j) of the Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. The amount of the deduction exceeding the limitation may be carried forward to be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. The 30% limitation does not apply to an electing real property trade or business, provided that the taxpayer makes a timely, irrevocable election. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. Our operations qualify as a real property trade or business. Accordingly, we may make the election not to have the interest deduction limitation apply to us. If we do not make that election, we may have more REIT taxable income because of the limitation on the deductibility of interest. Therefore, we may need to increase the amount of our distributions to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our taxable REIT subsidiary to have greater taxable income and thus potentially greater corporate tax liability.

Prohibited Transactions

Net income derived from a “prohibited transaction” is subject to a 100% tax. A “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. However, whether property is held as inventory or primarily for sale to tenants in the ordinary course of our trade or business depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to tenants, or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gain from the sale of property that is held through a taxable REIT subsidiary although such income will be subject to tax in the hands of the taxable REIT subsidiary at regular corporate income tax rates.

Foreclosure Properties

Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the regular corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the gain would otherwise be treated as a gain from a prohibited transaction. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income for purposes of the 95% income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income for purposes of the 75% income test as well as the 95% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, and (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to any item of income or gain that would be treated as qualifying income under the 75% or 95% income test (or any property which generates such income or gain). Effective for taxable years beginning after December 31, 2015, gross income excludes the income from hedging transactions that are entered into with respect to previously-acquired hedging transactions that a REIT entered into to manage interest rate or currency fluctuation risks when the previously hedged indebtedness is extinguished or property is disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates.

Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In that event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be “qualified dividend income,” taxable as capital gain for non-corporate shareholders, and subject to limitations set forth in the Code, corporate distributees may be eligible for the dividends-received deduction. Non-corporate shareholders, however, would not be eligible for the 20% deduction in respect of certain REIT dividends. Unless we are entitled to relief under specific statutory provisions, we also will be ineligible for qualification as a REIT for the four taxable years following the year during which our qualification was lost. It is not possible to state whether in all circumstances we would be entitled to statutory relief. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limit on that income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Built-In Gain

To the extent we held any asset that has built-in gain as of the first day of the first taxable year for which we qualified as a REIT (which was January 1, 1995), we may recognize a corporate level tax at the time we dispose of that asset. Treasury regulations have been issued requiring a “C” corporation to recognize any net built-in gain that would have been realized if the corporation had liquidated at the end of the last taxable year before the taxable year in which it qualifies to be taxed as a REIT. However, instead of this immediate recognition rule, the regulations permit a REIT to elect to be subject to rules similar to rules applicable to S corporations with built-in gains under Section 1374 of the Code. For taxable years that began prior to January 1, 2015, Section 1374 of the Code generally provided that a corporation with appreciated assets that elected S corporation status would recognize a corporate level tax on the built-in gain if the S corporation disposed of the appreciated assets within a ten-year period commencing on the date on which the S corporation election was made (the “recognition period”). Effective for our taxable year that began on January 1, 2015, the recognition period under Code Section 1374 has been reduced from 10 years to 5 years. We elected to have rules similar to the rules of Section 1374 of the Code apply to us. For these purposes, the assets owned by us prior to becoming a REIT will be appreciated assets. Any of these assets disposed of during the recognition period beginning January 1, 1995 and ending December 31, 2004 could have given rise to a corporate level tax to the extent of the built-in gain attributable to the disposed assets. Although we did recognize a built-in taxable gain on the disposition of certain properties in 1995 prior to the date of our initial public offering, we did not have any other dispositions of such assets at a gain during the remainder of the recognition period ending December 31, 2004. In addition, if we were to acquire carry-over basis assets from a “C” corporation, any excess of the fair market value of the assets over the carry-over basis would be built-in gain and would be subject to corporate level tax upon our disposition of the carry-over basis assets during the recognition period. To date, we have not acquired carry-over basis assets from a “C” corporation, other than the assets owned when we became a REIT as of January 1, 1995.

Tax Aspects of the Operating Partnership

Substantially all of our investments will be held indirectly through the operating partnership. In general, partnerships are “pass-through” entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by the operating partnership. See “Taxation of Life Storage” beginning on page 36.

Entity Classification

Our interests in the operating partnership involve special tax considerations, including the possibility of a challenge by the IRS of the status of the operating partnership as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If the operating partnership were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In that situation, the character of our assets and items of gross income would change and preclude us from satisfying the asset tests and the income tests. See “Taxation of Life Storage — Asset Tests” beginning on page 44, and “— Gross Income Tests” beginning on page 41. This, in turn would prevent us from qualifying as a REIT. See “Taxation of Life Storage — Failure to Qualify” on page 49 for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the operating partnership’s status for U.S. federal income tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Treasury regulations that apply for the tax period beginning on or after January 1, 1997, provide that an “eligible entity” may elect to be treated as a partnership for federal income tax purposes. An eligible entity is a domestic business entity not otherwise classified as a corporation and which has at least two members. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury regulations in effect prior to such date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The operating partnership has claimed classification as a partnership under these regulations.

Even if the operating partnership is treated as a partnership under these Treasury regulations, it could be treated as a corporation for federal income tax purposes under the “publicly traded partnership” rules of Section 7704 of the Code. A publicly traded partnership is a partnership whose interests trade on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. While units of the operating partnership are not and will not be traded on an established trading market, there is some risk that the IRS might treat the units held by the limited partners of the operating partnership as readily tradable because, after any applicable holding period, they may be exchanged for our common shares, which are traded on an established market. A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of that partnership’s gross income for a taxable year consists of “qualifying income” under the publicly traded partnership provisions of Section 7704 of the Code. “Qualifying income” under Section 7704 of the Code includes interest, dividends, real property rents, gain from the disposition of real property, and certain income or gain from the exploitation of natural resources. Therefore, qualifying income under Section 7704 of the Code generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs. We anticipate that the operating partnership will satisfy the 90% qualifying income test under Section 7704 of the Code and, thus, will not be taxed as a corporation.

There is one significant difference, however, regarding rent received from related party tenants. For a REIT, subject to the limited rental exception described above, rent from a tenant does not qualify as rents from real property if the REIT and/or one or more actual or constructive owners of 10% or more of the REIT actually or constructively owns 10% or more of the tenant. See “Taxation of Life Storage — Gross Income Tests” beginning on page 41. Under Section 7704 of the Code, rent from a tenant is not qualifying income if a partnership and/or one or more actual or constructive owners of 5% or more of the partnership actually or constructively owns 10% of more of the tenant.

Accordingly, we will monitor compliance with both the REIT rules and the publicly traded partnership rules. The operating partnership has not requested, nor does it intend to request, a ruling from the IRS that it will be treated as a partnership for federal income tax purposes. In the opinion of Phillips Lytle LLP, which is based on the provisions of the partnership agreement of the operating partnership and on certain factual assumptions and representations by us, the operating partnership is classified as a partnership for federal income tax purposes and, therefore, should be treated as a partnership rather than an association taxable as a corporation for periods prior to January 1, 1997. Phillips Lytle LLP’s opinion is not binding on the IRS or the courts.

Partnership Allocations

A partnership agreement will generally determine the allocation of income and losses among partners. However, these allocations will be disregarded for federal income tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury regulations promulgated under this section of the Code. Generally, Section 704(b) and the Treasury regulations promulgated under this section of the Code require that partnership allocations respect the economic arrangement of the partners. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to that item. The operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated under this section of the Code.

Tax Allocations with Respect to the Properties

Under Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the “book-tax difference” associated with the property at the time of the contribution. The book-tax difference with respect to property that is contributed to a partnership is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The operating partnership acquired the majority of its assets at the time it was formed in 1995 by means of transactions treated as taxable acquisitions of assets for tax purposes. Thus, in general, there were no book-tax differences associated with these purchased assets at the time they were acquired by the operating partnership. Certain persons have, however, contributed appreciated property to the operating partnership from time to time in exchange for interests in the operating partnership.

The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code. In general, limited partners of the operating partnership who acquired their limited partnership interests through a contribution of appreciated property will be allocated depreciation deductions for tax purposes which are lower than these deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the appreciated property, the contributed book-tax difference will generally be allocated to the limited partners who contributed the property, and we will generally be allocated only our share of capital gain attributable to the appreciation, if any, occurring after the time of contribution to the operating partnership. This will tend to entirely eliminate the book-tax difference over the life of the operating partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carry-over basis of the contributed assets in the hands of the operating partnership may cause us to be allocated lower depreciation and other deductions. We could possibly be allocated an amount of taxable income in the event of a sale of these contributed assets in excess of the economic or book income allocated to us as a result of the sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “Taxation of Life Storage — Annual Distribution Requirements” beginning on page 46.

Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences, including retention of the “traditional method” or the election of other methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction, such as a sale. We and the operating partnership have determined to use the “traditional method” to account for book-tax differences for the properties initially contributed to the operating partnership and for some assets acquired subsequently. We and the operating partnership have not yet decided what method will be used to account for book-tax differences for properties acquired by the operating partnership in the future. Any property acquired by the operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Basis in the Operating Partnership Interest

The adjusted tax basis in our interest in the operating partnership generally will be equal to the amount of cash and the basis of any other property we contribute to the operating partnership, increased by our allocable share of the operating partnership’s income and our allocable share of indebtedness of the operating partnership, and reduced, but not below zero, by our allocable share of losses of the operating partnership, the amount of cash distributed to us and constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership. If the allocation of our distributive share of the operating partnership’s loss exceeds the adjusted tax basis of our partnership interest in the operating partnership, the recognition of this excess loss will be deferred until that time and to the extent that we have adjusted tax basis in our interest in the operating partnership. We will recognize taxable income to the extent that the operating partnership’s distributions, or any decrease in our share of the indebtedness of the operating partnership, exceeds our adjusted tax basis in the operating partnership. A decrease in our share of the indebtedness of the operating partnership is considered a cash distribution.

Sale of Partnership Property

Generally, any gain realized by a partnership on the sale of property held by the partnership for more than one year will be long-term capital gain, except for any portion of that gain that is treated as depreciation or cost recovery recapture. However, our share as a partner of any gain realized by the operating partnership on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Taxation of Life Storage — Prohibited Transactions” on page 47. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction.

Taxation of our U.S. Shareholders

For purposes of this discussion, a “U.S. shareholder” is a holder of shares of our stock that, for federal income tax purposes, is:

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state or political subdivision of the United States,

•

an estate whose income from sources without the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. shareholder.

If an entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

As long as we qualify as a REIT, distributions to our taxable U.S. shareholders generally will be includible in their income as ordinary income dividends to the extent the distributions do not exceed our current or accumulated earnings and profits. Although a portion of these dividends may be treated as capital gain dividends as explained below, no portion of these dividends will be eligible for the dividends-received deduction for corporate shareholders. In determining the extent to which a distribution constitutes ordinary income for federal income tax purposes, our current or accumulated earnings and profits will generally be allocated first to distributions with respect to our preferred shares, if any, and thereafter to distributions with respect to shares of our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to non-corporate U.S. shareholders.

Under recently enacted legislation, for taxable years beginning after December 31, 2017 and on or before December 31, 2025, non-corporate holders of shares in a REIT, such as Life Storage, are entitled to a deduction equal to 20% of any “qualified REIT dividends”. Qualified REIT dividends are defined as any dividend from a REIT that is not a capital gain dividend or a dividend attributable to dividend income from U.S. corporations or certain non-U.S. corporations. A non-corporate U.S. shareholder’s ability to claim a deduction equal to 20% of qualified REIT dividends received may be limited by the shareholder’s particular circumstances. In addition, for any non-corporate U.S. shareholder that claims a deduction in respect of qualified REIT dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%.

The deduction in respect of qualified REIT dividends is not available to corporate holders of shares in a REIT, such as regulated investment companies, or to non-corporate holders owning shares in a REIT indirectly through a corporate entity.

Non-corporate U.S. shareholders should consult their own tax advisors to determine the tax rates on dividends received from Life Storage and the ability to claim a deduction in respect of such dividends.

We may elect to designate a portion of distributions paid to our shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to U.S. shareholders who are subject to tax at rates applicable to individuals as capital gain, provided that the shareholder has held the common stock with respect to which the distribution is made for more than 60 days during the 120-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of the following:

(1)	the qualified dividend income received by us during such taxable year from non-REIT corporations (including our taxable REIT subsidiaries);

(2)

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)

the excess of any income recognized during the immediately preceding year attributable to the sale of an asset with a built-in gain that was acquired in a carry-over basis transaction from a “C” corporation over the federal income tax paid by us with respect to such built-in gain.

The maximum amount of dividends that we may designate as capital gain and as “qualified dividend income” with respect to any taxable year (effective for distributions in taxable years beginning after December 31, 2014) may not exceed the dividends actually paid by us with respect to such year, including dividends paid by us in the succeeding taxable year that relate back to the prior taxable year for purposes of determining our dividends-paid deduction.

Generally, dividends that we receive will be treated as qualified dividend income if the dividends are received from a domestic corporation (other than a REIT or a regulated investment company) or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. A foreign corporation (other than a “foreign personal holding company,” a “foreign investment company,” or “passive foreign investment company”) will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions will consist of qualified dividend income.

Distributions made out of our current or accumulated earnings and profits that we properly designate as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year and without regard to the period for which a shareholder has held shares of our stock. However, corporate U.S. shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that we elect to retain amounts representing our net capital gain income, our U.S. shareholders would be taxed on their designated proportionate share of our retained net capital gain as though an amount were distributed and designated a capital gain dividend, and we would be taxed at regular corporate tax rates on the retained amounts. In addition, each U.S. shareholder would receive a credit for a designated proportionate share of the tax that we pay, and would increase the adjusted basis in its shares by the excess of the amount of its proportionate share of the net capital gain over its proportionate share of the tax that we pay. Both we and our corporate U.S. shareholders will make commensurate adjustments in our respective earnings and profits for federal income tax purposes. If we should elect to retain our net capital gain in this fashion, we will notify our shareholders of the relevant tax information within 60 days after the close of our taxable year.

Long-term capital gain is generally taxable at a federal income tax rate of 20% for non-corporate U.S. shareholders in the 37% tax bracket, a maximum federal income tax rate of 15% for non-corporate U.S. shareholders in lower tax brackets, and 21% for corporations. Capital gain attributable to the sale of depreciated real property held for more than 12 months is subject to a 25% maximum federal income tax rate for individual U.S. shareholders to the extent of previously claimed depreciation deductions.

Distributions in excess of our current accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that the distributions do not exceed the adjusted basis of the U.S. shareholder’s shares but will reduce the U.S. shareholder’s basis in his shares. To the extent that the distributions exceed the adjusted basis of a U.S. shareholder’s shares, they will be included in income as long-term capital gain, generally taxed at a federal income tax rate of 20% for non-corporate U.S. shareholders in the 37% tax bracket, and a maximum federal income tax rate of 15% for non-corporate shareholders in lower tax brackets, or included in income as short-term capital gain if the shares have been held for one year or less, provided in each case that the shares are a capital asset in the hands of the shareholder.

Distributions that we declare in October, November or December of a taxable year to shareholders of record on a date in one of those months will be deemed to have been received by the shareholders on December 31, provided that we actually pay the dividends during the following January.

U.S. shareholders may not include in their individual tax returns any net operating losses or capital losses we incur. Instead, we would carry over those losses for potential offset against our future income, subject to certain limitations. . Under amendments made by H.R.1 to Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we sustain in taxable years beginning after December 31, 2017 is limited to 80% of our REIT taxable income (determined without regard to the deduction for dividends paid), and any used portion of losses arising in taxable years ending after December 31, 2017, may not be carried back, but may be carried forward indefinitely. Taxable distributions that we make and gain from the dispositions of our shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which a shareholder is a limited partner, against that income. In addition, taxable distributions that we make generally will be treated as investment income for purposes of the investment interest limitations. Capital gain from the disposition of shares, or distributions treated as such, however, will be treated as investment income only if the shareholder so elects, in which case that capital gain will be taxed at ordinary income rates. We will notify shareholders regarding the portions of distributions for each year that constitute ordinary income, return of capital, capital gain or represent tax preference items to be taken into account for purposes of computing the alternative minimum tax liability of the shareholders.

A U.S. shareholder’s sale or exchange of shares will result in recognition of gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received on such sale or exchange, exclusive of any portion attributable to accumulated and declared but unpaid dividends that will generally be taxable to the shareholder as a distribution on the shareholder’s shares, and the shareholder’s adjusted basis in the shares sold or exchanged.

This gain or loss will be capital gain or loss, provided that the shares are a capital asset in the hands of the U.S. shareholder and will be long-term capital gain or loss if the U.S. shareholder’s holding period in the shares exceeds one year. Long-term capital gain will generally be taxed to U.S. shareholders at a federal income tax rate of 20% for non-corporate U.S. shareholders in the 37% tax bracket, and a maximum federal income tax rate of 15% for non-corporate U.S. shareholders in lower tax brackets. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate shareholders) to a portion of capital gain realized by a non-corporate shareholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Shareholders are urged to consult with their tax advisors with respect to their capital gain tax liability. A corporate U.S. shareholder will be subject to tax at a rate of 21% on capital gain from the sale of our shares held for more than 12 months. In addition, in the case of a U.S. shareholder who has owned the shares for six months or less, measured by using the holding period rules of Section 857 of the Code, any loss upon a sale or exchange of shares will generally be treated as a long-term capital loss to the extent of actual or constructive distributions from us required to be treated by the U.S. shareholder as long-term capital gain.

Withholding Tax Relating to Foreign Accounts

Certain payments made on or after July 1, 2014 and gross proceeds from the sale or disposition of our shares paid on or after January 1, 2019 to “foreign financial institutions” in respect of accounts of U.S. shareholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of their common shares. See “— Taxation of Shareholders — Taxation of Our Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities” on page 59.

Taxation of Our Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this discussion as UBTI. While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt U.S. shareholder has not held our common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (ii) our common stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our common stock generally should not be treated as UBTI to a tax-exempt U.S. shareholder.

Tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Code, (ii) is tax exempt under section 501(a) of the Code, and (iii) owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (x) one pension trust owns more than 25% of the value of our shares, or (y) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of our shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated as held directly by its beneficiaries for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares, or us from becoming a pension-held REIT.

Tax-exempt U.S. shareholders are urged to consult their tax advisors regarding the federal, state and local tax consequences of owning our shares.

Medicare Tax

A U.S. shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. shareholder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. shareholder’s modified gross income for the taxable year over a certain threshold (which in the case of an individual will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its dividend income and its net gains from the disposition of shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). The temporary 20% deduction allowed by Section 199A of the Code, as added by H.R.1, with respect to ordinary REIT dividends received by non-corporate U.S. shareholders is allowed only for purposes of Chapter 1 of the Code and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% medicare tax, which is imposed under Chapter 2A of the Code.

Taxation of Our Non-U.S. Shareholders

A “non-U.S. shareholder” is a holder of shares of our stock that is not a U.S. shareholder.

The rules governing the federal income taxation of non-U.S. shareholders are complex, and the following discussion is intended only as a summary of these rules. Shareholders who are non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state, local, and foreign tax laws, including any tax return filing and other reporting requirements, with respect to investment in our shares.

In general, a non-U.S. shareholder will be subject to federal income tax at graduated rates in the same manner as our U.S. shareholders with respect to its investment in shares if that investment is effectively connected with the non-U.S. shareholder’s conduct of a trade or business in the United States or, if required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis, is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States. A corporate non-U.S. shareholder may also be subject to an additional 30% branch profits tax on the repatriation from the United States of the effectively connected earnings and profits. The balance of this discussion addresses only those non-U.S. shareholders whose investment in our shares is not effectively connected with the conduct of a trade or business in the United States.

A distribution by us to a non-U.S. shareholder that is not attributable to gain from the sale or exchange by us of a United States real property interest and that is not designated by us as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of our current or accumulated earnings and profits. A distribution of this type will generally be subject to federal withholding tax at the rate of 30% on the gross amount of the dividend, or a lower rate that may be specified by a tax treaty if the non-U.S. shareholder has demonstrated his entitlement to benefits under the tax treaty in the manner prescribed by the IRS. While tax treaties may reduce or eliminate the withholding obligations on our distributions, under some treaties, rates below the 30% generally applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT. Because we cannot determine our current and accumulated profits until the end of our taxable year, withholding at the rate of 30% or lower applicable treaty rate will be imposed on the gross amount of any distribution to a non-U.S. shareholder that we make and could not treat as a capital gain dividend. This 30% withholding rate will also be imposed on distributions later determined to have been made in excess of our current and accumulated earnings and profits. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the adjusted basis of a non-U.S. shareholder’s shares, the distributions will give rise to a tax liability if the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or exchange of his shares, as discussed below. A distribution in excess of our current and accumulated earnings and profits will decrease the non-U.S. shareholder’s basis in its shares of common stock and will not be subject to U.S. federal income tax to the extent of such non-U.S. shareholder’s basis in its shares of common stock. A non-U.S. shareholder may seek a refund of amounts withheld on distributions to him to the extent they exceed the tax liability resulting from those distributions, provided that the required information is furnished to the IRS.

Our distributions that are attributable to gain from our sale or exchange of a United States real property interest within the meaning of Section 897 of the Code are taxable to a non-U.S. shareholder as if these distributions were gains effectively connected with a trade or business in the United States conducted by the non-U.S. shareholder. Accordingly, a non-U.S. shareholder will be taxed on these amounts at the normal capital gain rates applicable to a U.S. shareholder, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals; the non-U.S. shareholder would be required to file a federal income tax return reporting these amounts, even if the applicable withholding were imposed as described below; and corporate non-U.S. shareholders not entitled to any treaty relief or exemption may owe the 30% branch profits tax in respect of these amounts. We are required to withhold from distributions to non-U.S. shareholders 21% of the maximum amount of any distribution that could be designated by us as a capital gain dividend. However, the 21% withholding tax generally will not apply to any distribution, whether or not the distribution is attributable to gain from our sale or exchange of a United States real property interest with respect to any class of our shares that is traded on an established securities market located in the United States if the non-U.S. shareholder did not own more than 10% (more than 5% with respect to distributions before December 18, 2015) of such class of stock at any time during the one year period ending on the date of the distribution. Instead, any such distribution will be treated as a distribution subject to the ordinary dividend rules described above. In addition, for purposes of this withholding rule, if we designate prior distributions as capital gain dividends, then subsequent distributions up to the amount of the designated prior distributions will be treated as capital gain dividends subject to withholding. If, for any taxable year, we elect to designate as capital gain dividends any portion of the dividends paid or made available for the year to our shareholders, including our retained capital gains treated as capital gain dividends, then the portion of the capital gain dividends so designated that is allocable to the holders of shares will on a percentage basis equal the ratio of the amount of the total dividends paid or made available to the holders of the shares for the year to the total dividends paid or made available for the year to holders of all classes of our shares.

In addition, it is not entirely clear whether distributions that are (i) otherwise treated as capital gain dividends, (ii) not attributable to the disposition of a United States real property interest, and (iii) paid to non-U.S. shareholders who own 10% or less (5% or less with respect to distributions made before December 18, 2015) of the value of our common stock at all times during the one year period ending on the date of such distribution, will be treated as (a) long-term capital gain to such non-U.S. shareholders or as (b) ordinary dividends taxable in the manner described above. If we were to pay a capital gain dividend described in the prior sentence, non-U.S. shareholders should consult their tax advisors regarding the taxation of such distribution in their particular circumstances.

The amount of any tax withheld by us with respect to a distribution to a non-U.S. shareholder is creditable against the non-U.S. shareholder’s federal income tax liability, and if the amount of tax withheld by us exceeds the non-U.S. shareholder’s federal income tax liability with respect to the distribution, the non-U.S. shareholder may file for a refund of the excess from the IRS. In this regard, note that the 21% withholding tax rate on capital gain dividends corresponds to the regular income tax rate applicable to corporate non-U.S. shareholders but is higher than the 15% and 20% maximum rates on capital gain generally applicable to non-U.S. shareholders subject to tax rate generally applicable to individuals. Treasury regulations provide presumptions under which a non-U.S. shareholder is subject to backup withholding and information reporting unless we receive certification from the shareholder of its non-U.S. shareholder status. The Treasury regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, our distributions to a non-U.S. shareholder that is an entity should be treated as paid to the entity or to those owning an interest in that entity, and whether the entity or its owners are entitled to benefits under the tax treaty.

If our shares are not “United States real property interests” within the meaning of Section 897 of the Code, a non-U.S. shareholder’s gain on sale of shares generally will not be subject to federal income taxation, except that a nonresident alien individual who was present in the United States for 183 days or more during the taxable year will be subject to a 30% tax on that gain.

The shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which, at all times during the preceding five-year period, less than 50% in value of its shares was held directly or indirectly by foreign persons. We believe that we are, and will be, a domestically controlled REIT and, thus, that a non-U.S. shareholder’s gain on sale of shares will not be subject to federal income taxation. However, because our shares are publicly traded, we can provide no assurance that we will be a domestically controlled REIT. If we are not a domestically controlled REIT, a non-U.S. shareholder’s sale of our shares will not be subject to federal income taxation as a sale of a United States real property interest and gain from the sale of such shares will not be subject to federal income taxation, if the shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, such as the New York Stock Exchange, and the non-U.S. shareholder has at all times during the preceding five years owned 10% or less (5% or less with respect to any disposition before December 18, 2015) by value of the then-outstanding shares. If the gain on the sale of the shares were subject to federal income taxation, the non-U.S. shareholder would generally be subject to the same treatment as a U.S. shareholder with respect to its gain, subject to applicable alternative minimum tax in the case of nonresident alien individuals, would be required to file a federal income tax return reporting that gain, and in the case of corporate non-U.S. shareholders might owe branch profits tax. In any event, a purchaser of shares from a non-U.S. shareholder will not be required to withhold on the purchase price if the purchased shares are regularly traded on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of shares may be required to withhold 15% (or 10% on or before February 16, 2016) of the purchase price paid to the non-U.S. shareholder and to remit the withheld amount to the IRS. Any amount withheld would be creditable against the non-U.S. shareholder’s tax liability.

In addition, stock of a REIT will not be treated as a United States real property interest if the stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder” or “qualified foreign pension fund.” Similarly, any distribution made to a “qualified shareholder” or “qualified foreign pension fund” with respect to REIT stock will not be treated as gain from the sale or exchange of a United States real property interest to the extent the stock of the REIT held by such qualified shareholder or qualified foreign pension fund is not treated as a United States real property interest.

Qualified Shareholders. A “qualified shareholder” generally means a foreign person which (i) (x) is eligible for certain income tax treaty benefits and the principal class of interests of which is listed and regularly traded on at least one recognized stock exchange or (y) a foreign limited partnership that has an agreement with the United States for the exchange of information with respect to taxes, has a class of limited partnership units which is regularly traded on the New York Stock Exchange or the Nasdaq Stock Market, and such units’ value is greater than 50% of the value of all the partnership’s units; (ii) is a “qualified collective investment vehicle;” and (iii) maintains certain records with respect to certain of its owners. A “qualified collective investment vehicle” is a foreign person which (i) is entitled, under a comprehensive income tax treaty, to certain reduced withholding rates with respect to ordinary dividends paid by a REIT even if such person holds more than 10% of the stock of the REIT; (ii) (x) is a publicly traded partnership that is not treated as a corporation, (y) is a withholding foreign partnership for purposes of chapters 3, 4 and 61 of the Code, and (z) if the foreign partnership were a United States corporation, it would be a United States real property holding corporation, at any time during the 5-year period ending on the date of disposition of, or distribution with respect to, such partnership’s interest in a REIT; or (iii) is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of Section 894 of the Code or is required to include dividends in its gross income, but is entitled to a deduction for distribution to a person holding interests (other than interests solely as a creditor) in such foreign person.

Notwithstanding the foregoing, if a foreign investor in a qualified shareholder directly or indirectly, whether or not by reason of such investor’s ownership interest in the qualified shareholder, holds more than 10% of the stock of the REIT, then a portion of the REIT stock held by the qualified shareholder (based on the foreign investor’s percentage ownership of the qualified shareholder) will be treated as a United States real property interest in the hands of the qualified shareholder and will be subject to the Foreign Investment in Real Property Tax Act of 1980.

Qualified Foreign Pension Funds. A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Withholding on Payments to Certain Foreign Entities

The Foreign Account Tax Compliance Act of the Hiring Incentives to Restore Employment Act (generally known as FATCA) imposes a 30% withholding tax on certain types of payments to foreign entities unless (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Pursuant to recently issued administrative guidance and final and temporary regulations promulgated under FATCA, certain effective dates have been extended. The FATCA withholding tax could apply with respect to (i) dividends paid on shares of our common stock on or after July 1, 2014 and (ii) gross proceeds from the sale or disposition of shares of our common stock paid on or after January 1, 2019 unless the FATCA requirements are satisfied.

Withholding and Reporting Requirements

We will report to our U.S. shareholders and to the IRS the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to distributions paid unless the U.S. shareholder (i) is a corporation or comes within other exempt categories and when required demonstrates that fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from the backup withholding rules and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder who does not provide us with his correct taxpayer identification number may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. shareholder who fails to certify his non-foreign status to us.

An individual who is a U.S. shareholder may satisfy the requirements for avoiding backup withholding by providing us with an appropriately prepared IRS Form W-9.

We will report to our non-U.S. shareholders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty or because the dividends were effectively connected with a U.S. trade or business. As discussed above, withholding rates of 30% and 21% may apply to distributions to non-U.S. shareholders.

A non-U.S. shareholder who wishes to claim the benefit of an applicable treaty rate may need to satisfy certification and other requirements, such as providing us with an IRS Form W-8BEN. A non-U.S. shareholder who wishes to claim that distributions are effectively connected with a U.S. trade or business, may need to satisfy certification and other requirements, such as providing us with an IRS Form W-8ECI.

The payment of the proceeds from the disposition of our shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. shareholder of our shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding.

However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. shareholder’s foreign status and has no actual knowledge to the contrary.

Any amounts required to be withheld from payments to shareholders will be collected by us or other applicable withholding agents for remittance to the IRS. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, over withheld amounts may be refunded or credited against the shareholder’s federal income tax liability, provided that the shareholder furnishes the required information to the IRS. In addition, the absence or existence of applicable withholding does not necessarily excuse the shareholder from filing applicable federal income tax returns.

Tax Shelter Reporting

If a holder of our common stock recognizes a loss as a result of a transaction with respect to our common stock of at least (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a shareholder that is an individual, S corporation, trust, or a partnership with at least one non-corporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a shareholder that is either a corporation or a partnership with only corporate partners, such shareholder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not excepted. The fact that a loss is reportable under these Treasury regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. The Code imposes significant penalties for failure to comply with these requirements. Shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares, or transactions that we might undertake directly or indirectly. Moreover, shareholders should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Federal Estate Tax Consequences

Our shares that are held by a non-U.S. shareholder at time of death will be included in the shareholder’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

Other Tax Consequences

We and our shareholders may also be subject to state or local taxation in various state or local jurisdictions, including those in which we or our shareholders transact business or reside. State and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, we advise parties to consult their own tax advisor regarding the specific federal, state, local, foreign and other tax consequences to them of the acquisition, ownership, and disposition of our shares.

Taxation of Holders of Most Fixed Rate Debt Securities

The following discussion describes the material U.S. federal income tax consequences of owning the fixed rate debt securities that the operating partnership may offer for your general information only. The summary applies to you only if the fixed rate debt securities that you purchase are not original issue discount or zero coupon debt securities and you acquired these securities in the initial offering at the offering price. If you purchase fixed rate debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

United States Debt Security Holders

This subsection describes the tax consequences to a U.S. debt security holder. A U.S. debt security holder to which this section applies is a beneficial owner of a fixed rate debt security and:

•	a citizen or resident of the United States,

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If any entity treated as a partnership for U.S. federal income tax purposes holds a fixed rate debt security, the tax treatment of a partner in the partnership will generally depend upon the status and activities of the partnership and the partner. Prospective holders that are entities treated as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their partners of holding a fixed rate debt security.

If you are not a U.S. debt security holder of a fixed rate debt security to which this section applies, you should refer to “— Non-U.S. Debt Security Holders” below.

Payments of Interest. You will be taxed on interest on your fixed rate debt security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Purchase, Sale and Retirement of Fixed Rate Debt Securities. Your tax basis in your fixed rate debt security generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest not previously included in your income, which will be taxable as ordinary income, and your tax basis in your note. Capital gain of a non-corporate U.S. debt security holder is generally taxed at preferential rates where the holder has a holding period greater than one year. Your ability to deduct capital losses may be limited.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Non- U.S. Debt Security Holders

This subsection describes the tax consequences to a non-U.S. debt security holder. You are a non-U.S. debt security holder if you are the beneficial owner of a fixed rate debt security to which this section applies and are for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is not a U.S. debt security holder, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If any entity treated as a partnership for U.S. federal income tax purposes holds a fixed rate debt security, the tax treatment of a partner in the partnership will generally depend upon the status and activities of the partnership and the partner. Prospective holders that are entities treated as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their partners of holding a fixed rate debt security.

If you are a U.S. debt security holder, this subsection does not apply to you.

Under U.S. federal income and estate tax law, and subject to the discussion of FATCA withholding and backup withholding below, if you are a non-U.S. debt security holder:

•	we and other U.S. payors generally will not be required to deduct U.S. withholding tax from payments of principal and interest to you if, in the case of payments of interest:

(1) you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock (in the case of debt securities issued by us) or 10% or more of the capital or profits interest of the operating partnership (in the case of debt securities issued by operating partnership),

(2) you are not a controlled foreign corporation that is related to us or the operating partnership through stock ownership, and

(3) the U.S. payor does not have actual knowledge or reason to know that you are a U.S. person and:

a.	you have furnished to the U.S. payor an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person,

b.

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for U.S. federal income tax purposes and as a non-U.S. person,

c.

the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with the Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS) and the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

i.

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.

a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

iii.	a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company.

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.

certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the IRS Form W-8BEN or W-8BEN-E or acceptable substitute form,

e.	such interest is not effectively connected with the conduct by you of a trade or business within the United States, or

(4) The U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the fixed rate debt securities in accordance with the Treasury regulations, and

•	no deduction for any U.S. federal withholding tax will be made from any gain that you realize on the sale or exchange of your fixed rate debt security.

•

You will not be subject to U.S. income tax on any gain that you realize on the sale or exchange of your fixed rate debt security provided that (i) such gain is not effectively connected with the conduct by you of a trade or business within the United States, (ii) in the case of an individual, such individual is not present in the United States for 183 days or more during the taxable year in which the gain is realized, and (iii) the gain does not represent accrued interest, in which case the rules for interest would apply.

•

If interest on the fixed rate debt securities, or gain realized on the sale, exchange, redemption or other disposition of a fixed rate debt security, is effectively connected with the conduct by you of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment in the United States), such interest or gain realized will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax (or lower applicable treaty rate)). If interest or gain is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as you provide us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

•

If you are an individual who is present in the United States for 183 days or more during the taxable year in which gain is realized on the sale, exchange, redemption or other disposition of a fixed rate debt security (and certain other conditions are met), such gain realized will be subject to U.S. federal income tax at a rate of 30% (or lower applicable treaty rate provided that we, or our paying agent, receive appropriate documentation (generally an IRS Form W-8BEN or W-8BEN-E) certifying that you are eligible for treaty benefits) on the amount by which capital gains allocable to U.S. sources (including, any gain realized on the sale, exchange, redemption or other disposition of a fixed rate debt security) exceeds capital losses allocable to U.S. sources.

Further, a fixed rate debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for U.S. federal estate tax purposes if:

•

the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock (in the case of debt securities issued by us) or 10% or more of the capital or profits interest of the operating partnership (in the case of debt securities issued by the operating partnership) at the time of death, and

•	the income on the fixed rate debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Withholding on Payments to Certain Foreign Entities

Pursuant to FATCA, a 30% withholding tax (“FATCA withholding”) may be imposed on payments of U.S.-source interest and the gross proceeds from the sale or other disposition of debt securities to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with information reporting requirements. Payments of interest that you receive in respect of the fixed rate debt securities could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold debt securities through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of debt securities could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a non-corporate U.S. debt security holder, we and other payors are required to report to the IRS all payments of principal and interest on your fixed rate debt security. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your fixed rate debt security before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a non-U.S. debt security holder, payments of principal or interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— non-U.S. Debt Security Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your fixed rate debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

The payment of the proceeds from the disposition of our fixed rate debt securities to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. debt security holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

The proceeds of the disposition by a non-U.S. debt security holders of our fixed rate debt securities to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. shareholder’s foreign status and has no actual knowledge to the contrary.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Congress recently enacted new legislation containing significant tax law changes. Changes that do not impose greater taxes on Life Storage could potentially result in adverse consequences to our shareholders. This legislation, for instance, reduced corporate tax rates, which could decrease the attractiveness of REITs relative to companies that are not organized as REITs. We cannot give any assurances as to whether, or in what form, any proposals affecting REITs or their shareholders will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our shares.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make under the Securities Exchange Act of 1934, as amended, which are incorporated herein by reference.

PLAN OF DISTRIBUTION

General

We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions

•	At a fixed price or prices, which may be changed,

•	At market prices prevailing at the time of sale,

•	At prices related to prevailing market prices, or

•	At negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will describe in the prospectus supplement any compensation we pay to underwriters or agents in connection with an offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against specified civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To facilitate the offering of securities, some persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover those over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, by which selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Some of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The legality of our securities offered by this prospectus is being passed upon by Phillips Lytle LLP, Buffalo, New York. The description of U.S. federal income tax matters contained in the prospectus in the section entitled “Federal Income Tax Considerations” is also based on the opinion of Phillips Lytle LLP. Phillips Lytle LLP will rely upon the opinion of Venable LLP, Baltimore, Maryland, as to all matters of Maryland law.

EXPERTS

The consolidated financial statements of Life Storage, Inc. and Life Storage LP appearing in Life Storage, Inc.’s and Life Storage LP’s combined Annual Report (Form 10-K) for the year ended December 31, 2017 (including the schedule appearing therein), and the effectiveness of Life Storage, Inc.’s and Life Storage LP’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$400,000,000

LIFE STORAGE LP

2.200% Senior Notes due 2030

Fully and Unconditionally Guaranteed by Life Storage, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities	US Bancorp	Jefferies	Truist Securities

Co-Managers

Citigroup	HSBC	M&T Securities

September 9, 2020